UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INVITAE CORPORATION

(Name of Registrant as Specified In Its Charter)

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Invitae Corporation 1400 16th Street San Francisco, California 94103 (415) 374-7782

April 28, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Invitae Corporation, which will be held at 4:00 p.m., Pacific Time, on Monday, June 7, 2021. In light of the COVID-19 pandemic and to protect the health of our employees, stockholders and the community, the Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NVTA2021 and using the 16-digit control number included in your proxy materials. We currently expect to return to an in person meeting for our 2022 annual meeting of stockholders.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.

We look forward to seeing you at the meeting.

Sincerely,

Sean E. George, Ph.D.
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

To Be Held on Monday, June 7, 2021

To Our Stockholders:

Invitae Corporation will hold its 2021 Annual Meeting of Stockholders at 4:00 p.m., Pacific Time, on Monday, June 7, 2021. In light of the COVID-19 pandemic and to protect the health of our employees, stockholders and the community, the Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NVTA2021 and using the 16-digit control number included in your proxy materials.

We are holding this Annual Meeting:

•   to elect two Class II directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified;

•   to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in the attached Proxy Statement;

•   to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021;

•   to consider a stockholder proposal concerning proxy access, if properly presented at the Annual Meeting;

•   to consider a stockholder proposal concerning majority voting in uncontested director elections, if properly presented at the Annual Meeting; and

•   to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on April 9, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2021.

The Proxy Statement and Annual Report are available at www.proxyvote.com

It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail. Please review the detailed instructions on pages 46 and 47 regarding your voting options.

By Order of the Board of Directors,

Thomas R. Brida

General Counsel and Secretary

San Francisco, California

April 28, 2021

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Invitae Corporation 1400 16th Street San Francisco, California 94103

Proxy Statement

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of Invitae Corporation, a Delaware corporation (“we,” “us,” “our,” “Invitae” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on Monday, June 7, 2021 at 4:00 p.m., Pacific Time, and any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about April 28, 2021.

Important

Please promptly vote by Internet or telephone, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Annual Meeting.

YOU MAY VOTE IN ONE OF THE FOLLOWING WAYS:
	INTERNET Stockholders of record may vote online at www. proxyvote.com	TELEPHONE Stockholders of record may call toll-free 1-800-690-6903	MAIL Follow the instructions in your proxy materials	AT THE VIRTUAL MEETING Visit www.virtualshareholdermeeting.com/NVTA2021 and use the 16-digit control number included in your proxy materials

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PROPOSAL 1

Election of Directors

Directors and Nominees

Our amended and restated bylaws (“Bylaws”) provide that our board of directors shall consist of such number of directors as the board of directors may from time to time determine. Our board of directors currently consists of seven directors. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can be filled by resolution of our board. Our board of directors is divided into three classes, each serving staggered, three-year terms:

•	Our Class I directors are Geoffrey S. Crouse and Christine M. Gorjanc and their terms will expire at the 2023 annual meeting of stockholders;
•	Our Class II directors are Kimber D. Lockhart and Chitra Nayak and their terms will expire at the Annual Meeting; and
•	Our Class III directors are Eric Aguiar, Sean E. George and Jason W. Myers and their terms will expire at the 2022 annual meeting of stockholders.

Two Class II directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2024 or until their successors are duly elected and qualified, with the other classes of directors continuing to serve for the remainder of their respective terms. The nominees receiving the highest number of affirmative votes will be elected as the Class II directors. The nominating and governance committee of the board has recommended, and our board of directors has designated, Kimber D. Lockhart and Chitra Nayak as the nominees for Class II director to serve until the 2024 annual meeting of stockholders, and each has indicated to us that she will be able to serve. If one or both nominees are unable or decline to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by our board of directors, taking into account any recommendations of the nominating and governance committee, to fill such vacancy.

Certain biographical information of the Class II nominees and the other members of our board of directors as of April 1,2021 are set forth below:

Class II Nominees

Age 34 Director since: 2020 INDEPENDENT Committees: • Audit • Nominating and Governance	KIMBER D. LOCKHART

Since March 2015, Ms. Lockhart has served as Chief Technology Officer of 1Life Healthcare, Inc. (dba One Medical; Nasdaq: ONEM), a membership-based primary care platform. Prior to that, from April 2014 to March 2015, Ms. Lockhart served as Vice President of Engineering at One Medical. Ms. Lockhart holds a B.S. in Computer Science from Stanford University. We believe that Ms. Lockhart is an experienced technology leader and has scaled technology platforms to support rapid business growth and is therefore qualified to serve on our board of directors.

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Age 57 Director since: 2018 INDEPENDENT Committees: • Nominating and Governance Other Public Directorships: Infosys, Forward Air, Morneau Shepell	CHITRA NAYAK

Ms. Nayak serves as the ESG lead of our board of directors, as an advisor to technology startups, and as an adjunct faculty member at California State University’s M.B.A. program since January 2019. Ms. Nayak served as the Chief Operating Officer of Comfy, Inc., a real-estate technology company in the machine learning and IoT space, from February 2017 to June 2018, when it was acquired by Siemens, and prior to that, the Chief Operating Officer of Funding Circle Ltd., an online peer-to- peer lending marketplace, from February 2015 to May 2016. Prior to joining Funding Circle, Ms. Nayak worked at Salesforce. com, a cloud computing company, for eight years, serving in a variety of roles including Chief Operating Officer of Platform from February 2013 to January 2015, Senior Vice President of Global Sales Development from February 2008 to January 2013 and Vice President of Marketing Strategy & Operations from February 2007 to January 2008. From 2004 to 2006, Ms. Nayak served as Vice President, Membership Products for California State Automobile Association, a provider of automobile insurance. From 1999 to 2003, Ms. Nayak served as Vice President, Strategy & Operations of Charles Schwab Corporation, an investment and brokerage firm. Prior to that, Ms. Nayak spent six years with the Boston Consulting Group, and four years with a number of engineering consulting firms. Ms. Nayak holds a B.S. in Engineering from the Indian Institute of Technology, an M.S. in Engineering from Cornell University, and an M.B.A. from Harvard Business School (with honors). We believe that Ms. Nayak is qualified to serve on our board of directors due to her substantial experience scaling companies through high- growth phases as well as her background in operations and go-to-market strategies for complex businesses.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS II NOMINEES SET FORTH ABOVE AS DIRECTORS OF THE COMPANY.

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Other Directors:

Age: 59 Director Since: 2010 Chair of the Board INDEPENDENT Committees: • Compensation • Nominating and Governance (Chair) Other Public Directorships: BridgeBio Pharma	ERIC AGUIAR, M.D.

Since January 2016, Dr. Aguiar has been a partner at Aisling Capital, an investment firm specializing in products, technologies, and global businesses that advance health. Prior to Aisling Capital, from October 2007 to December 2015, he was a partner at Thomas, McNerney & Partners, a healthcare venture capital and growth equity firm. From 2001 to 2007, Dr. Aguiar was a Managing Director of HealthCare Ventures, a healthcare focused venture capital firm. Dr. Aguiar was Chief Executive Officer and a director of Genovo, Inc., a biopharmaceutical company focused on gene delivery and gene regulation, from 1998 to 2000. Since December 2020, he has served as a director of Biomea Fusion, Inc., a preclinical-stage biopharmaceutical company. Dr. Aguiar previously served as a director of Eidos Therapeutics, Inc., Biohaven Pharmaceutical Company Ltd. and Amarin Pharmaceuticals, each a public biopharmaceutical company, as well as on the boards of directors of numerous private companies including companies in the life sciences industry. He is a member of the Board of Overseers of the Tufts School of Medicine and a member of the Council on Foreign Relations. Dr. Aguiar received an M.D. with honors from Harvard Medical School and a B.A. in Arts and Sciences from Cornell University. Dr. Aguiar was also a Luce Fellow and is a Chartered Financial Analyst. We believe that Dr. Aguiar is qualified to serve on our board of directors due to his extensive experience in the life sciences field, his experience on various public company boards, and his management and financial experience with life sciences companies.

Age: 50 Director Since: 2012 INDEPENDENT Committees: • Audit • Compensation (Chair)	GEOFFREY S. CROUSE

Since July 2017, Mr. Crouse has served as Chief Executive Officer of Syneron Candela, a non-surgical aesthetic device company. From December 2015 to July 2017, Mr. Crouse was a consultant for private equity evaluating investment opportunities. Mr. Crouse served as Chief Executive Officer of Cord Blood Registry, a company that stores stem cells from umbilical blood and tissues, from September 2012 to August 2015 when it was sold to AMAG Pharmaceuticals, and served as Executive Vice President of AMAG until December 2015. From April 2011 through September 2012, Mr. Crouse was a consultant for private equity evaluating investment opportunities. He previously served as Chief Operating Officer at Immucor, Inc., an in vitro diagnostics company, from August 2009 to April 2011. Prior to Immucor, he served as Vice President of the life sciences business at Millipore Corporation, a provider of technologies, tools and services for the life sciences industry, from 2006 to 2009. Prior to that, he worked at Roche, a pharmaceuticals and diagnostics company, where he held various roles from 2003 to 2006. Mr. Crouse holds a B.A. in English and Japanese from Boston College and an M.B.A. and Masters of Public Health from the University of California, Berkeley. We believe that Mr. Crouse is qualified to serve on our board of directors due to his extensive experience in the life sciences industry and his management and financial experience with life sciences companies.

Age: 47 Director Since: 2010 Other Public Directorships: CM Life Sciences	SEAN E. GEORGE, PH.D.

Dr. George is one of our co-founders and has been our Chief Executive Officer since January 2017, a position he also held from January 2010 through August 2012. Dr. George has served as our President since August 2012, and served as our Chief Operating Officer from August 2012 until January 2017. Prior to co-founding Invitae, Dr. George served as Chief Operating Officer of Navigenics, Inc., a personalized medicine company, from 2007 to November 2009. Prior to that, he served as Senior Vice President of Marketing and Senior Vice President, Life Science Business at Affymetrix, Inc., a provider of life science and molecular diagnostic products, as well as Vice President, Labeling and Detection Business at Invitrogen Corporation, a provider of tools to the life sciences industry, during his tenure there from 2002 to 2007. Dr. George holds a B.S. in Microbiology and Molecular Genetics from the University of California, Los Angeles, an M.S. in Molecular and Cellular Biology from the University of California, Santa Barbara, and a Ph.D. in Molecular Genetics from the University of California, Santa Cruz. We believe that Dr. George’s perspective as our co-founder and his current role as President and Chief Executive Officer qualify him to serve on our board of directors.

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Age: 64 Director Since: 2015 INDEPENDENT Committees: • Audit (Chair) • Compensation Other Public Directorships: Juniper Networks	CHRISTINE M. GORJANC

Ms. Gorjanc served as the Chief Financial Officer of Arlo Technologies, Inc. (NYSE: Arlo), a home automation company, from August 2018 to June 2020. She previously served as the Chief Financial Officer of Netgear, Inc. (Nasdaq: NTGR), a provider of networking products and services, from January 2008 to August 2018, where she also served as Chief Accounting Officer from December 2006 to January 2008 and Vice President, Finance from November 2005 to December 2006. From September 1996 through November 2005, Ms. Gorjanc served as Vice President, Controller, Treasurer and Assistant Secretary for Aspect Communications Corporation, a provider of workforce and customer management solutions. From October 1988 through September 1996, she served as the Manager of Tax for Tandem Computers, Inc., a provider of fault-tolerant computer systems. Prior to that, Ms. Gorjanc served in management positions at Xidex Corporation, a manufacturer of storage devices, and spent eight years in public accounting with a number of public accounting firms. Since March 2021, Ms. Gorjanc has served as a director of Zymergen Inc., a biofacturing company. We believe that Ms. Gorjanc is qualified to serve on our board of directors due to her extensive experience in the technology industry and her management and financial experience.

Age: 45 Director Since: 2020	JASON W. MYERS, PH.D.

Since February 2021, Dr. Myers has served as Chief Executive Officer of GenapSys, Inc., a DNA sequencing company. He served as our President of Oncology from October 2020 to February 2021, following our acquisition of ArcherDX, Inc. (“ArcherDX”), and since February 2021 serves as a part-time employee of the Company. Dr. Myers was a co-founder of ArcherDX and served as its President and Chief Executive Officer and a member of its board of directors from January 2015 when ArcherDX spun out from Enzymatics, Inc., a supplier of enzymes used in next generation sequencing (“NGS”) and other genetic analysis technologies, and as Chief Scientific Officer from August 2013 to January 2015.Prior to co-founding ArcherDX, Dr. Myers served in various positions at Ion Torrent, a NGS company, from 2008 to 2012. He continued with NGS application development at Life Technologies, following its acquisition of Ion Torrent. Before joining Ion Torrent, Dr. Myers completed a post-doctoral fellowship at Stanford University where he developed a variety of genomics and functional genomics technologies. Dr. Myers received his BASc. in Biochemistry and Molecular Biology from Colorado State University and his Ph. D. in Molecular Pharmacology from Stanford University School of Medicine. We believe that Dr. Myers is qualified to serve on our board of directors due to his extensive experience in the industry, including NGS and its applications in oncology.

Director Nominations

Our board of directors nominates directors whose term is scheduled to expire at the next annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our nominating and governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the board for nomination or election.

Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our governance guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our nominating and governance committee also seeks to ensure that a majority of our directors are independent under the rules of the New York Stock Exchange (the “NYSE”) and that one or more of our directors is an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).

The nominating and governance committee believes it appropriate for our President and Chief Executive Officer to participate as a member of our board of directors.

Prior to our annual meeting of stockholders, our nominating and governance committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. The candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the board of directors for any particular talents and experience. If a director no longer wishes to continue in service, if the nominating and governance committee decides not to re-nominate a director, or if a vacancy is created on the board of directors because of a resignation or an increase in the size of the board or other event, then the committee will consider whether to replace the director or to decrease the size of the board. If the decision is to replace a director, the nominating and governance committee will consider various candidates for board membership, including those suggested by committee members, by other board members, a director search firm engaged by the committee or our stockholders. Prospective nominees are evaluated by the nominating and governance committee based on the membership criteria described above and set forth in our governance guidelines. The nominating and governance committee will consider candidates recommended by stockholders. A stockholder who wishes to suggest a prospective nominee for our board of directors should notify the Secretary of the Company or any member of the nominating and governance committee in writing with any supporting material the stockholder considers appropriate.

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Director Independence

Our board of directors determined that Eric Aguiar, Geoffrey S. Crouse, Christine M. Gorjanc, Kimber D. Lockhart and Chitra Nayak are “independent directors” as defined under the rules of the NYSE. There are no family relationships among any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2020 were Geoffrey S. Crouse and Eric Aguiar. No member of our compensation committee in 2020 was at any time during 2020 or at any other time an officer or employee of ours. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Relationships requiring disclosure under Item 404 of Regulation S-K between us and Dr. Aguiar are further described under “Certain Relationships and Related Transactions.”

Board Meetings

Our board of directors held 21 meetings during 2020. Each director attended at least 75% of the aggregate meetings held by our board of directors and the committees on which such director served. We do not have a policy that requires the attendance of directors at the Annual Meeting. Four of our directors attended the 2020 annual meeting of stockholders.

Meeting of Non-Management and Independent Directors and Communications with Directors

During meetings of our board of directors, our independent directors meet in an executive session without management or management directors present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Dr. Eric Aguiar, our independent Chair of the Board since January 2021, presides over the executive sessions of the independent directors. Our board of directors welcomes questions or comments about our company and our operations. If you wish to communicate with our board of directors, including our independent directors, you may send your communication in writing to: Secretary, Invitae Corporation, 1400 16th Street, San Francisco, California 94103. You must include your name and address in the written communication and indicate whether you are a stockholder or interested party. The Secretary will review any communication received from a stockholder or interested party, and all material communications will be forwarded to the appropriate director or directors or committee of our board of directors based on the subject matter.

Board Committees

We have established an audit committee, compensation committee and nominating and governance committee, each of which operate under a charter that has been approved by our board of directors. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act, and the current rules and regulations of the SEC and the NYSE. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.

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Audit Committee

MEMBERS: • Christine M. Gorjanc (Chair) • Geoffrey S. Crouse • Kimber D. Lockhart NUMBER OF MEETINGS IN 2020: 4	FUNCTIONS:
Our audit committee assists our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control, internal audit and legal compliance functions, and is directly responsible for the approval of the services performed by our independent registered public accounting firm and reviewing of their reports regarding our accounting practices and systems of internal accounting control. Our audit committee also oversees the audit efforts of our independent registered public accounting firm and takes actions as it deems necessary to satisfy itself that such firm is independent of management. Our audit committee is also responsible for monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters. Our board of directors has determined that each of Ms. Gorjanc and Mr. Crouse is an audit committee financial expert, as defined by the rules promulgated by the SEC, and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.

Compensation Committee

MEMBERS: • Geoffrey S. Crouse (Chair) • Eric Aguiar, M.D. • Christine M. Gorjanc NUMBER OF MEETINGS IN 2020: 2

FUNCTIONS:
Our compensation committee assists our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. Our compensation committee reviews and makes recommendations to our board of directors with respect to our major compensation plans, policies and programs. In addition, our compensation committee reviews and makes recommendations for approval by the independent members of our board of directors regarding the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our stock option plans. The compensation committee has the authority, in its sole discretion, to select, retain, or obtain the advice of, any adviser to assist in the performance of its duties, but only after taking into consideration all factors relevant to the adviser’s independence from management.

Our board of directors has established a Special Stock Incentive Plan Committee, the members of which are our President and Chief Executive Officer, our Chief Financial Officer or Chief Accounting Officer, and our Chief Talent Officer. The Special Stock Incentive Plan Committee has been delegated the authority to make awards or grants under our Stock Incentive Plan (including shares, options, or restricted stock units) to employees (including new employees), other than to any member of our board of directors and individuals designated by our board of directors as “Section 16 officers.”

Nominating and Governance Committee

MEMBERS: • Eric Aguiar, M.D. (Chair) • Kimber D. Lockhart • Chitra Nayak NUMBER OF MEETINGS IN 2020: 1	FUNCTIONS:
Our nominating and governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board of directors. In addition, our nominating and governance committee is responsible for overseeing our Corporate Governance Guidelines, and reporting and making recommendations to the board of directors concerning corporate governance matters. Our nominating and governance committee also reviews the overall adequacy of our Corporate Social Responsibility and Environmental, Social and Governance strategy, initiatives and policies, including communications with employees, investors and other stakeholders. Ms. Nayak serves as the liaison between our nominating and governance committee and our ESG Steering Committee, a cross-functional group that meets monthly and reports to our board of directors quarterly.

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Corporate Governance

Board Leadership Structure

Our board of directors continuously evaluates its leadership structure, taking into account the evolving needs of the business and the interests of our stockholders. Our board of directors believes that it is in the best interests of the Company and its stockholders to separate the Chair of the Board and Chief Executive Officer roles and for our Chairman to be independent. Since January 2021, Dr. Aguiar, our longest serving independent director, has served as our independent Chair of the Board. Our board of directors believes that our current structure, with an independent Chair, gives our board of directors a strong leadership and corporate governance structure that best serves the needs of the Company and its stockholders.

The Chair of the Board:

•	presides at all meetings of our board of directors, and has the authority to call, and will lead, non-employee director sessions and independent director sessions;
•	approves board meeting agenda items and schedules;
•	helps facilitate communication between senior management and the independent directors;
•	works with committee chairs to oversee coordinated coverage of board responsibilities;
•	serves as an advisor to the Chief Executive Officer;
•	presides over all meetings of stockholders; and
•	participates and provides leadership on Chief Executive Officer performance evaluation and succession planning.

Role in Risk Oversight

Our board of directors is responsible for overseeing the overall risk management process at the Company. The responsibility for managing risk rests with executive management while the committees of our board of directors and our board of directors as a whole participate in the oversight process. Our board of directors’ risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance, environmental, social and governance initiatives, cybersecurity, COVID-19, financial reporting, internal risk management and internal controls.

Form of Majority Voting for Uncontested Director Elections

Our Bylaws provide that if a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director must promptly tender his or her irrevocable resignation for our board of directors’ consideration. In addition, our Corporate Governance Guidelines provide that the board shall nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the board of such resignation.

Proxy Access

Our Bylaws provide a proxy access provision stating that stockholders who meet the requirements set forth in our Bylaws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the provision, eligible stockholders, or a group of up to 20 stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials a limited number of director nominees constituting up to the greater of (i) two directors or (ii) 20% of the board (rounded down to the nearest whole number), subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in our Bylaws.

Environmental, Social and Governance Oversight and Activities

The nominating and governance committee of the board reviews the overall adequacy of our CSR (Corporate Social Responsibility) and ESG (Environmental, Social and Governance) strategy, initiatives and policies, including communications with employees, investors and other stakeholders.

The responsibility for implementing our ESG strategy and the day-to-day management has been delegated by our board of directors to the ESG Steering Committee, a cross-functional group that meets monthly and reports to the board quarterly. The functions represented on the ESG Steering Committee are:

•	talent operations;
•	facilities;
•	finance;
•	legal; and
•	communications.

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Chitra Nayak serves on the nominating and governance committee and acts as the liaison between our board of directors and the ESG Steering Committee.

Additional information about our ESG activities are available in our ESG Report from March 2021, available at our website at www.invitae.com/social-responsibility.

Certain Relationships and Related Party Transactions

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct and Ethics as discussed below. Additionally, we conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by our audit committee, as discussed below.

Corporate Governance Guidelines

Our board of directors has adopted written Corporate Governance Guidelines to ensure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. The nominating and governance committee assists our board of directors in implementing and adhering to the Corporate Governance Guidelines. The Corporate Governance Guidelines are reviewed at least annually by the nominating and governance committee, and changes are recommended to our board of directors as warranted.

Code of Business Conduct and Ethics

We believe that our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of the NYSE. Our board of directors will continue to evaluate our corporate governance principles and policies.

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with laws, rules and regulations;
•	confidentiality;
•	conflicts of interest;
•	corporate opportunities;
•	competition and fair dealing;
•	payments or gifts from others;
•	health and safety;
•	insider trading;
•	protection and proper use of company assets; and
•	record keeping.

Our board of directors has also adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer and Chief Financial Officer as well as other key management employees addressing ethical issues. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are each posted on our website ir.invitae.com. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers can only be amended by the approval of a majority of our board of directors. Any waiver to the Code of Business Conduct and Ethics for an executive officer or director or any waiver of the Code of Ethics for Senior Financial Officers may only be granted by our board of directors or our nominating and governance committee and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

To date, there have been no waivers under our Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers. We intend to disclose future amendments to certain provisions of these codes or waivers of such codes granted to executive officers and directors on our website at ir.invitae.com within four business days following the date of such amendment or waiver.

Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, charters for each of the audit, compensation and nominating and governance committees and other corporate governance documents, are posted on the investor relations section of our website at ir.invitae.com under the heading “Governance — Governance documents.” In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, Invitae Corporation, 1400 16th Street, San Francisco, California 94103.

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Certain Relationships and Related Transactions

In addition to the compensation arrangements of our directors and named executive officers discussed elsewhere in this Proxy Statement or disclosed below, there were no transactions since January 1, 2020 to which we have been or will be a party, and in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with, or immediate family members of, any of the foregoing, had or will have a direct or indirect material interest.

In 2020, we paid approximately $61,440 in membership fees and $147,593 in medical claims in the ordinary course of business to One Medical. Ms. Lockhart, our director, serves as Chief Technology Officer of One Medical.

Dr. Myers, our director, was the President and Chief Executive Officer and a director of ArcherDX, prior to our acquisition of ArcherDX in October 2020. Dr. Myers received compensation of approximately $333,039 from ArcherDX in 2020 prior to the acquisition, and approximately $104,206 from the Company in 2020 following the acquisition. In addition, Dr. Myers received approximately $60,680 as a standard employee bonus from ArcherDX in connection with the acquisition. Beginning in February 2021, Dr. Myers became a part-time employee of the Company. Richard Sjogren, Dr. Myers’ brother-in-law, was an employee of ArcherDX and received compensation of approximately $319,290 from ArcherDX and the Company in 2020. Mr. Sjogren also received standard employee bonus of approximately $44,374 from ArcherDX in connection with the acquisition. As of March 2021, Mr. Sjogren is no longer an employee of the Company.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Party Transaction Approval

We have adopted a written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will approve only those transactions it determines are fair to and in the best interests of the Company, after considering the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Director Compensation

The following table shows certain information with respect to the compensation of our non-employee directors during the fiscal year ended December 31, 2020:

	Fees earned or	Option		All other
	paid in cash	awards		compensation	Total
Name	($)	($)	(1)	($)	($)
Eric Aguiar, M.D.	63,626	205,430		—	269,056
Geoffrey S. Crouse	67,033	205,430		—	272,463
Christine M. Gorjanc	79,066	205,430		—	284,496
Kimber D. Lockhart	12,283	365,864		—	378,147
Chitra Nayak	43,516	205,430		—	248,946
(1)	Amounts represent the aggregate fair value of the option awards computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718) for financial reporting purposes, rather than amounts paid to or realized by the named individual. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options. There can be no assurance that option awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with ASC 718.
The following table sets forth the aggregate number of shares of common stock underlying option awards outstanding at December 31, 2020:

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Name	Number of shares
Eric Aguiar, M.D.	20,000
Geoffrey S. Crouse	72,500
Christine M. Gorjanc	75,000
Kimber D. Lockhart	18,000
Chitra Nayak	47,500

Standard Compensation Arrangements

Employee directors do not receive any compensation for service as a member of our board of directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board and committee meetings.

Initial Equity Grants

Each non-employee director who joins our board of directors receives an option to purchase a fixed dollar value of $346,000 of stock using the Black-Scholes option-pricing model, with one quarter of the shares subject to the option vesting on the first anniversary of the director’s appointment or election to our board of directors and 1/48th of the shares subject to the option vesting on a monthly basis over the following three years, subject to the director’s continuous service as a member of our board of directors. The exercise price of these options will be the fair market value on the date of grant. If still vesting, the options will accelerate in full upon a change in control of our company.

Annual Equity Grants

Each non-employee director with at least 12 months of continuous service as of the date of each annual meeting of our stockholders is entitled to receive an annual award of an option to purchase a fixed dollar value of $173,000 of stock using the Black-Scholes option-pricing model, vesting on a monthly basis over the following year. Directors with less than 12 months of continuous service as of such annual meeting are also entitled to receive such an option, but with the number of shares pro-rated to reflect their applicable portion of a full year of service. The exercise price of annual equity awards will be the fair market value on the date of grant. If still vesting, the annual equity awards will accelerate in full upon a change in control of our company.

Cash Compensation

Each non-employee director is entitled to receive annual cash compensation for their service on our board of directors, payable quarterly in arrears. Annual compensation is pro-rated for non-employee directors with less than 12 months of service. Unpaid retainers are payable in full for the current fiscal year in the event of a change in control of our company during that fiscal year. The annual retainer for service on our board of directors was $40,000. The chair of the audit committee received an annual fee of $20,000 and the non-chair members of the audit committee received an annual fee of $10,000. The chair of the compensation committee received an annual fee of $15,000 and the non-chair members of the compensation committee received an annual fee of $6,000. The chair of the nominating and governance committee received an annual fee of $10,000 and the non-chair members of the nominating and governance committee received an annual fee of $5,000. The lead independent director received an annual fee of $25,000.

Fiscal Year 2021 Director Compensation

Our independent compensation consultant, Compensia, Inc. (“Compensia”), periodically conducts an independent review of our non-employee director compensation on behalf of the compensation committee. For 2021, based on our increase in revenue and market capitalization, Compensia recommended new peer group selection criteria which resulted in a new peer group for 2021. See the discussion of our peer selection process and the 2021 peer group in the CD&A. Compensia also recommended new compensation arrangements for our directors in 2021 so that their pay remains competitive with 2021 peers and reflects the amount of their workload and number of meetings relative to peers.

Upon review of Compensia’s proposals based on its independent review, the compensation committee recommended modifications to compensation for non-employee directors in order to maintain the competitive positioning of overall compensation relative to our peers. In April 2021, our board of directors approved the following modifications to non-employee director compensation:

•	A change to the amount of initial and annual automatic equity grants to non-employee directors to fixed dollar values of $600,000 and $425,000, respectively, 75% of which shall be in the form of restricted stock units (“RSUs”) and 25% of which shall be in the form of stock options;
•	An increase in the annual cash compensation for each non-employee director from $40,000 to $50,000;
•	An increase in the compensation committee member annual fee from $6,000 to $7,500; and
•	An annual fee for our nonemployee chairman of $50,000 in cash and an annual equity grant to a fixed dollar value of $150,000, 75% of which shall be in the form of RSUs and 25% of which shall be in the form of stock options.

There were no other changes to the terms of the compensation for non-employee directors, including vesting and proration.

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Officers

Executive Officers

The names of our executive officers and their ages as of April 1, 2021 are as follows:

Name	Age	Position
Sean E. George, Ph.D.	47	President, Chief Executive Officer, Director and Co-Founder
Thomas R. Brida	50	General Counsel and Secretary
Shelly D. Guyer	60	Chief Financial Officer
Kenneth D. Knight	60	Chief Operating Officer
Robert L. Nussbaum, M.D.	71	Chief Medical Officer
Katherine A. Stueland	45	Chief Commercial Officer

Certain biographical information of our executive officers, excluding that of Dr. George, are set forth below:

Thomas R. Brida has served as our General Counsel since January 2017. Mr. Brida also served as our Deputy General Counsel from January 2016 to January 2017. Prior to joining Invitae, he was Associate General Counsel at Bio-Rad Laboratories, a life science research and clinical diagnostics manufacturer, from January 2004 to January 2016. Mr. Brida holds a B.A. from Stanford University and a J.D. from the University of California, Berkeley School of Law.

Shelly D. Guyer has served as our Chief Financial Officer since June 2017. On November 5, 2020, we announced that Ms. Guyer will be transitioning to a new role leading our sustainability efforts, including our ESG (environmental, social and governance) initiatives. She will continue to serve as Chief Financial Officer while the Company conducts a search for her successor. Ms. Guyer served as Chief Financial Officer of Veracyte, Inc., a genomic diagnostics company, from April 2013 to December 2016 and served as Veracyte’s Secretary from April 2013 to March 2014. Previously, she served as Chief Financial Officer and Executive Vice President of Finance and Administration of iRhythm Technologies, Inc., a digital healthcare company, from April 2008 to December 2012. From March 2006 to August 2007, Ms. Guyer served as Vice President of Business Development and Investor Relations of Nuvelo, Inc., a biopharmaceutical company. Prior to joining Nuvelo, Ms. Guyer worked at J.P. Morgan Securities and its predecessor companies for over 17 years, serving in a variety of roles including in healthcare investment banking and four years with the H&Q Environmental Technology Fund. Ms. Guyer currently serves as a director and chair of the audit committee of NGM Biopharmaceuticals, Inc. (Nasdaq: NGM), a biopharmaceutical company. Ms. Guyer holds an A.B. in Politics from Princeton University and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Kenneth D. Knight has served as our Chief Operating Officer since June 2020. Prior to that, he served as Vice President of transportation services at Amazon.com, Inc., a multinational technology company, from December 2019 to June 2020, and as Vice President of Amazon’s global delivery services, fulfillment operations and human resources from April 2016 to December 2019. Prior to his time at Amazon, from 2012 to March 2016, Mr. Knight served as general manager of material handling and underground business division at Caterpillar Inc., a manufacturer of machinery and equipment. Prior to that, Mr. Knight served in various capacities at General Motors Company, a vehicle manufacturer, for 27 years, including as executive director of global manufacturing engineering and as manufacturing general manager. Mr. Knight holds a B.S. in Electrical Engineering from the Georgia Institute of Technology and a Master of Business Administration from the Massachusetts Institute of Technology.

Robert L. Nussbaum, M.D. has served as our Chief Medical Officer since August 2015. From April 2006 to August 2015, he was chief of the Division of Genomic Medicine at UCSF Health where he also held leadership roles in the Cancer Genetics and Prevention Program beginning in January 2009 and the Program in Cardiovascular Genetics beginning in July 2007. From April 2006 to August 2015, he served as a member of the UCSF Institute for Human Genetics. Prior to joining UCSF Health, Dr. Nussbaum was chief of the Genetic Disease Research Branch of the National Human Genome Research Institute, one of the National Institutes of Health, from 1994 to 2006. He is a member of the National Academy of Medicine and a fellow at the American Academy of Arts and Sciences. Dr. Nussbaum is a board-certified internist and medical geneticist who holds a B.S. in Applied Mathematics from Harvard College and an M.D. from Harvard Medical School in the Harvard-MIT joint program in Health Sciences and Technology. He completed his residency in internal medicine at Barnes-Jewish Hospital and a fellowship in medical genetics at the Baylor College of Medicine.

Katherine A. Stueland has served as our Chief Commercial Officer since October 2016. From January 2014 to October 2016, she served as our head of communications and investor relations. Prior to joining Invitae, Ms. Stueland was a Principal at Vivo Communications, a healthcare communications company, from January 2013 to December 2013. Previously, she served as Vice President, Communications and Investor Relations at Dendreon Corporation, a biotechnology company. Ms. Stueland holds a B.S in English Literature from Miami University in Ohio.

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Other Section 16 Officer

Robert F. Werner, 47, has served as our Chief Accounting and Principal Accounting Officer since May 2020. Prior to that, Mr. Werner served as our Corporate Controller from September 2017 to May 2020. Prior to joining Invitae, from February 2015 to September 2017, Mr. Werner served as Vice President of Finance and Corporate Controller of Proteus Digital Health, Inc., a digital medicine pharmaceuticals company. Prior to that, Mr. Werner served as Corporate Controller and Principal Accounting Officer of CardioDx, Inc., a molecular diagnostics company, from March 2012 to February 2015. Mr. Werner is a Certified Public Accountant and started his career at Ernst & Young LLP. Mr. Werner holds a Bachelor of Science in Accounting and a Master of Accountancy in Professional Accounting from Brigham Young University’s Marriott School of Management.

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Executive Compensation

Compensation Discussion and Analysis

This section explains how our executive compensation program is designed and operates with respect to our named executive officers listed in the Summary Compensation Table below. Our named executive officers consist of individuals who served, during 2020, as our principal executive officer, our principal financial officer, the three most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers at the end of 2020, and a former executive officer. The named executive officers in 2020 were:

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Executive Summary

The objective of our executive compensation program is to ensure we meet our commitment to stakeholders, in the following order:

•	the needs of our customers;
•	motivating our employees to serve our customers; and
•	our long-term stockholder value.

We believe we can build long-term stockholder value by executing on our mission to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Our goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. Our executive compensation program takes into account the dynamic growth of our business and our focused execution on our core business model. Our executive compensation philosophy is focused on real pay delivery through the achievement of performance targets, which ultimately drives total stockholder return (“TSR”) and aligns our named executive officers with long-term stockholders.

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Financial Summary and Compensation Highlights

Our results in 2020 demonstrate our ability to deliver sustained growth through commercial execution, a diversified global organization and continuous strategic additions to our menu, services and platform. Even amid the challenges of the pandemic, the durability of our relationships and the value of the information we provide to clinicians and patients was clear. As we enter 2021, we are committed to maintaining the pace we’ve set, making it ever-easier to integrate genetic information into healthcare decision-making by clinicians and patients at all stages of life.

The highlights for our 2020 are set forth below.

**Revenue**

**FY 2020** $279.6 million

FY 2019 $216.8 million

**29% INCREASE**

**Quarterly Revenue**

COVID-19
$100M
$80M
$60M
$40M
$20M
2015
2016
2017
2018
2019
2020

**Billable Test Volume**

**FY 2020** 659,000

FY 2019 469,000

**41% INCREASE**

**Quarterly Volume**

COVID-19
250K
200K
150K
100K
50K
2015
2016
2017
2018
2019
2020

**Market Cap**

**FY 2020** $6B–$10B

FY 2019 approximately $1.7B

**250%–490% INCREASE**

**TSR**

**FY 2020** 159% (3-year annualized of 66%)

FY 2019 46% (3-year annualized of 27%)

Corporate and Scientific Highlights

Throughout 2020 and into early 2021, we have maintained focus on continued development of our platform, menu and services as follows:

Platform	Added an industry-leading artificial-intelligence engine to our variant interpretation framework via the acquisition of Diploid to enable clinical diagnosis using exome and whole genome sequencing in minutes, enhancing our capabilities to provide rapid answers to patients while further reducing the cost of genetic testing at scale.
Menu	Expanded an oncology offering encompassing germline and somatic testing, liquid biopsy and tissue genomic profiling via the Invitae platform through the acquisition of ArcherDX. Added pharmacogenetic testing, and robust, integrated clinical decision support via the acquisition and integration of Genelex and YouScript.
Services	Signed 89 biopharma partnership deals in 2020, including 30 biopharma partnership deals in the fourth quarter.

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Key Investments from the beginning of 2020 through Early 2021

*	Development agreement announced by Pacific Biosciences on 1/13/21

Executive Compensation Historic Pay-for-Performance

The following chart shows the alignment of our Chief Executive Officer’s pay with our TSR over the past three years. The chart below compares the historical compensation for our Chief Executive Officer for the last three years, as reported in the Summary Compensation Table in our annual proxy statements, to our annual TSR during the same period.

CEO TOTAL DIRECT COMPENSATION TRACKS TOTAL SHAREHOLDER RETURN

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2020 CEO Pay

During 2020, we changed the mix of our CEO pay by replacing the annual cash bonus with an annual performance-based restricted stock unit (“PRSU”) award and increasing the retention RSU award and decreasing the option award. Despite our TSR being up, there was a decrease in our Chief Executive Officer’s reported total direct compensation because of the stock price on the date of award (June 12, 2020 - $16.17 per share) of the annual equity awards.

	2020 ($)	2019 ($)	Year over Year Change
Revenue	279.6 million	216.8 million	29%
TSR(1)			159%
CEO Total Direct Compensation			(29%	)
Base Salary	451,346	500,000
Reported Earned Bonus(2)	—	166,788
Option Grant Date Value	423,507	2,105,110
RSU Grant Date Value	2,096,950	—
PRSU Grant Date Value(2)	909,562	2,714,400
TOTAL(3)	3,881,365	5,486,298

(1)	TSR represents cumulative stock price appreciation during the fiscal year ended December 31, 2020.
(2)	The 2020 incentive award was paid solely in the form of PRSUs while the 2019 incentive award was paid in part in the form of a cash bonus and in part in the form of PRSUs.
(3)	The 2020 total reflects the grant date value of PRSUs. The adjusted total for 2020 assuming earned PRSUs is $5,207,398 based on the closing stock price on March 12, 2021 when the compensation committee certified the Company’s performance.

Our Compensation Program Benefits Our Stockholders

We are committed to sound executive compensation policies and practices, as highlighted in the following table.

What We Do	What We Do Not Do
Rigorous, objective performance goals	No “golden parachute” gross-ups
Limited perquisites	No dividends paid on unvested shares
Clawback policy covering cash incentives and stock awards	No options/SARs granted below fair market value
Independent compensation consultant and compensation committee	No repricing of options without stockholder approval
Annual risk assessment of compensation policies and programs	No excessive severance
No guaranteed salary increases, bonuses, or long-term incentive awards

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Listening to Our Stockholders

Invitae relies on stockholder outreach as well as more formal channels to communicate with stockholders, including the opportunity for stockholders to cast a non-binding advisory vote regarding executive compensation at Invitae’s annual meeting of stockholders. In evaluating our compensation practices in fiscal 2020, the compensation committee was mindful of the support our stockholders expressed for Invitae’s philosophy and practice of linking compensation to operational objectives and the enhancement of stockholder value. Our Say-on-Pay approval rating was 98% of the votes cast in 2020. The compensation committee took this vote into account in designing and implementing the 2020 program. Based on the level of stockholder approval, the compensation committee made no material changes (other than to deliver the annual bonus in shares subject in part to one-year vesting and grant proportionately fewer stock options and more RSUs). During 2020, the compensation committee continued to monitor our executive compensation programs to ensure compensation is aligned with company performance. The compensation committee will continue to seek out and consider stockholder feedback in the future and administer the pay for performance program in the interests of stockholders.

Compensation Philosophy

Real Pay Delivery

We compensate our named executive officers for achievement of short-term and long-term financial and operating goals and have competitive base salaries with no perks, excessive severance, or deferred compensation.

Attract, Develop and Retain Key Talent

Our compensation program is designed to attract executives with appropriate expertise and experience and is flexible enough to adapt to economic, social and regulatory changes while considering the compensation programs of our peer companies.

Stakeholder Alignment

Our compensation program is aligned not only with stockholder interests but also with the interests of our customers and our employees.

Compensation Components

Pay Mix

We establish total direct compensation for our named executive officers consisting of the following components:

•	Base Salary: A market salary at competitive levels that sufficiently covers a fixed income component the employee can rely on. The fixed salary is set at a level that provides the ability to attract talent and promote long-term retention.
•	Annual Incentive: PRSUs are earned based on achieving goals set annually by management and the compensation committee. In 2020, the named executive officers were eligible for the shares based on achievement of certain operating targets.
•	Time-Based Restricted Stock Unit Awards: Long-term equity incentive earned based on continued employment over a period of three years.
•	Option Awards: A compensation tool that rewards our named executive officers with stock price appreciation. Option award compensation ensures retention of our named executive officers by using longer-term vesting periods.

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Fiscal 2020 Compensation

The main elements of our executive compensation program include: (1) base salary, (2) PRSUs, (3) time-based RSU awards, and (4) time-based option awards. We describe each of these elements below and explain what we paid in 2020 and why.

The compensation committee’s independent compensation consultant, Compensia, reviewed our named executive officers’ 2020 compensation and noted the base salary and short- and long-term equity incentives are competitive with the amounts paid by peer group and are reflective of market practice by having the majority of total compensation based on short- and long- term incentives.

CEO and Other NEOs’ Pay Mix

Base Salary

The following base salaries were approved for our executive officers for 2020: Dr. George: $500,000 (no change from 2019); Ms. Guyer: $425,000 (no change from 2019); Mr. Brida $425,000 ($75,000 increase from 2019); Ms. Stueland $425,000 (no change from 2019); and Mr. Bendekgey $425,000 (no change from 2019). In connection with his hiring and appointment as Chief Operating Officer, a base salary of $500,000 was approved for Mr. Knight.

In the spring of 2020, the base salaries of our executive officers were reduced as part of the Company’s response to the COVID-19 pandemic as follows: Mr. George: $405,000 (19% reduction from $500,000); Ms. Guyer: $344,000 (19% reduction from $425,000); Mr. Brida $344,000 (19% reduction from $425,000); Ms. Stueland $344,000 (19% reduction from $425,000); and Mr. Bendekgey $344,000 (19% reduction from $425,000).

Once the business conditions stabilized and the impact of COVID-19 on our business was less uncertain, each of our executive officers were awarded one-time grants of RSUs as set forth below on September 3, 2020 at $34.33 per share to restore their base salaries to levels approved prior to the base salary reductions in light of the competitive market for our talent as well as the compensation practices of other companies. Additionally, the base salaries of our executive officers were restored to pre-reduction levels effective January 1, 2021.

2020 One-Time RSUs
Name	RSU (#)
Sean E. George, Ph.D.	1,475
Shelly D. Guyer	1,253
Kenneth D. Knight	—
Thomas R. Brida	1,257
Katherine A. Stueland	1,253
Lee Bendekgey	1,253

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Annual Incentive Awards

Under our 2020 Executive Management Incentive Compensation Plan (the “Incentive Plan”) effective as of January 1, 2020, our named executive officers were eligible to receive incentive compensation in the form of PRSUs based on achievement of a cash burn target. For 2020, PRSU target amounts for our named executive officers were as follows:

2020 Target Incentive Amounts
Name	PRSU (#)
Sean E. George, Ph.D.	56,250
Shelly D. Guyer	26,250
Kenneth D. Knight	—
Thomas R. Brida	26,250
Katherine A. Stueland	26,250
Lee Bendekgey	26,250

Under the Incentive Plan, if we achieved actual cash burn amounts: (i) in an amount greater than the maximum threshold, then no PRSUs would be earned, (ii) in an amount between the established target and maximum threshold, then PRSUs would settle between 47.5% and 100% (percentage within such range determined according to the established traches and linear interpolation within each tranche), and (iii) in an amount equal to or less than the established target, then PRSUs would settle at 100%.

The 2020 award target and maximum threshold determined by the compensation committee on June 12, 2020 and the results for 2020 were:

Annual Incentive Program Performance Goal	2020 Target	2020 Maximum Threshold	2020 Results
Cash Burn*	$200 million	$260 million	$230-$232 million

*	Non-GAAP financial measure.

Based on the 2020 audited financial results, the PRSUs would have been earned at 83%-85% primarily due to a higher cash burn resulting from large acquisitions in the fourth quarter. However, our compensation committee exercised its discretion under the Incentive Plan by excluding some of the costs related to the acquisitions in the fourth quarter and determined the PRSUs should earn at 95%. On March 12,2021, the compensation committee accordingly granted the following PRSUs, with one half of the total PRSUs vesting on the grant date and the remaining PRSUs vesting on the first anniversary of the grant date subject to continued employment:

2020 Incentive Plan Payouts
Name	PRSU (#)
Sean E. George, Ph.D.	53,437
Shelly D. Guyer	24,937
Kenneth D. Knight	—
Thomas R. Brida	24,937
Katherine A. Stueland	24,937
Lee Bendekgey	24,937

Restricted Stock Units

On June 12, 2020, our named executive officers, other than Mr. Knight, were granted RSUs that vest in three equal installments, with one third vesting on each of June 12, 2021, June 12, 2022, and June 12, 2023, subject to such named executive officer’s continued service. Mr. Knight received new hire awards on August 4, 2020, subject to continuous service, equal to: (i) 250,000 RSUs that vest in three equal installments, with one third vesting on each of May 15, 2021, the second third of such shares on May 15, 2022, and the final third of such shares on May 15, 2023 and (ii) 75,000 RSUs that vest in two equal installments, with one half vesting on each of December 15, 2020 and June 15, 2021.

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2020 RSUs
Name	RSU (#)
Sean E. George, Ph.D.	126,550
Shelly D. Guyer	59,150
Kenneth D. Knight	325,000
Thomas R. Brida	59,150
Katherine A. Stueland	59,150
Lee Bendekgey	59,150

Option Awards

On June 12, 2020, our named executive officers, other than Mr. Knight, were granted options to purchase shares of common stock with an exercise price of $16.17 per share, our closing stock price on the grant date. The option awards vest over four years with 25% of the award vesting on the one-year anniversary of the grant date and 1/48th of the award vesting each month thereafter, subject to such named executive officer’s continued service. The stock options are valued at $10.0357 per share, reflecting a grant date stock price of $16.17 and a Black-Scholes value of 62.06%.

2020 Options
Name	Option (#)
Sean E. George, Ph.D.	42,200
Shelly D. Guyer	19,600
Kenneth D. Knight	—
Thomas R. Brida	19,600
Katherine A. Stueland	19,600
Lee Bendekgey	19,600

COO New Hire Cash Bonus and Equity Awards

Following an external search to find a COO with the experience and expertise to help us attain our long term strategic operational goals, Mr. Knight was identified and hired as the best candidate. As part of his new hire package, Mr. Knight was granted 250,000 RSUs to compensate him for the unvested equity he forfeited by leaving Amazon, which will vest in three equal annual installments on the first, second and third anniversaries of Mr. Knight’s start date. Mr. Knight also received sign-on payments in the form of (i) a $500,000 bonus payment, which must be repaid if he resigns before the anniversary of his start date, and (ii) 75,000 RSUs, which vested with respect to 50% of the common stock underlying the RSUs six months after his start date, and with respect to the remainder, vesting 12 months after his start date.

Other Perquisites and Benefits

We provide limited perquisites to our named executive officers that do not exceed the disclosure threshold. We have a 401(k) plan but no deferred compensation plan for executives. In April of 2021, our board of directors approved change in control and severance agreements for our named executive officers, which provide for customary severance and change of control benefits as recommended by the compensation committee’s independent compensation consultant and competitive with our peer group. The severance and change in control agreements are further described in the Potential Payments upon Termination or Change in Control section below.

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Compensation Governance Components

Compensation Governance Provisions

The following policies and the chart below align management and stockholder interests, and mitigate any potential incentive for management to take inappropriate risks:

•	Insider Trading Policy: This policy is distributed to all employees, directors and contractors. All employees, directors and contractors are prohibited from buying or selling during predetermined closed window periods. In addition, executive officers and directors are required to obtain pre-clearance from our General Counsel or Chief Financial Officer prior to making any trades or entering into any 10b5-1 trading plans. All directors and executive officers are required to enter into 10b5-1 plans.
•	Hedging and Pledging: All executive officers, directors, and employees are prohibited from hedging or pledging stock under our Insider Trading and Communications Policy. We made a one-time exception to our no-pledging policy for our Chief Executive Officer for residential construction costs.
•	Claw-backs: In April 2020, we adopted a policy pursuant to which compensation paid based on performance, including annual equity compensation, is subject to a robust “claw-back” policy. This policy enables the compensation committee, if it determines appropriate and subject to applicable laws, to seek reimbursement from executive officers of:

•	the incremental portion of cash incentive awards paid to executive officers in excess of the awards that would have been paid based on the restated financial results; and
•	the incremental share of our common stock settled for PRSUs in excess of the shares of our common stock that would have been settled for such PRSUs based on the restated financial results, or the value of such incremental shares to the extent an executive officer sells any incremental shares.

Compensation Program Risk Management

Our board of directors and the compensation committee are required to assess whether our compensation policies and practices and, in particular, our performance-based compensation practices, encourage executive officers or other employees to take unnecessary or unreasonable risks that could threaten the long-term value of the Company or that are reasonably likely to have a material adverse effect on the Company. Management believes that our practices adequately manage this risk because:

•	our executive compensation is benchmarked by our independent compensation consultant to our peers;
•	cash bonuses are capped;
•	our cash bonus plan preserves discretion to permit the compensation committee to elect not to pay otherwise achieved bonus amounts for any reason;
•	a meaningful component of compensation is equity grants with extended vesting periods designed to ensure that our executives value and focus on our long-term performance; and
•	executive compensation is subject to our robust “claw-back” policy.

Compensation Process

The compensation committee begins its process of deciding how to compensate our named executive officers by considering the competitive market data provided by our Talent Operations team and Compensia. The compensation committee engaged Compensia to provide prospective advice and recommendations on competitive market practices and compensation decisions.

Peer Selection Methodology, Rationale and Comparison

Beginning in 2020, Compensia began reviewing our peer group using a defined methodology that identifies companies with attributes reasonably and objectively like ours in terms of industry, industry profile, size, and market capitalization to revenue ratio and profit margins. Below is the list of the peer companies used for 2020 compensation decisions:

Adaptive Biotechnologies Corp.	iRhythm Technologies, Inc.	NeoGenomics, Inc.
CareDx, Inc.	Luminex Corp.	Nevro Corp.
Denali Therapeutics, Inc.	Meridian Bioscience, Inc.	OPKO Health, Inc.
GenMark Diagnostics, Inc.	Myriad Genetics, Inc.	Quidel Corp.
Genomic Health, Inc.*	Nanostring Technologies, Inc.	Veracyte, Inc.
Guardant Health, Inc.	Natera, Inc.

*	Acquired by Exact Sciences in November 2019.

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In light of the significant increase in our market capitalization and revenue in 2020, at the direction of our compensation committee, Compensia conducted a review of our 2020 peer companies to determine whether they remained reasonable for purposes of competitive comparison in November 2020. Compensia determined that the selection criteria ranges for market capitalization and revenue should be updated, with the goal of positioning us close to the median for both criteria, as follows:

•	Criterion for market capitalization: 33%-300% (approximately $2.7B-$24.1B) of our market capitalization.
•	Criterion for revenue: 25%-250% (approximately $58M-$583M) of our revenue.

On the basis of the revised criteria, Compensia also proposed new peer companies similar to our profile. After reviewing Compensia’s analysis, the compensation committee determined that 7 companies from the 2020 peer group continue to be representative of the markets in which we compete. Ten companies were removed from the peer group and substituted with 11 new companies with similar market cap. As a result, for 2021 compensation decisions, the compensation committee approved the following 17 companies that we believe are similarly situated:

10x Genomics*	BioMarin Pharmaceutical*	Natera, Inc.
ACADIA Pharmaceuticals*	CareDx, Inc.	Neogen*
Acceleron Pharma*	Exact Sciences*	Nevro Corp.
Adaptive Biotechnologies Corp.	Guardant Health, Inc.	Quidel Corp.
Alnylam Pharmaceuticals*	Horizon Therapeutics*	Sarepta Therapeutics*
Arrowhead Pharmaceuticals*	iRhythm Technologies, Inc.	Vir Biotechnology*

*	New peer group companies.

How We Use Our Peer Group

The positions of our named executive officers are compared to their counterpart positions in our peer group, and the compensation levels for comparable positions in that peer group are examined for guidance in determining:

•	base salaries;
•	performance bonuses; and
•	the amount and mix of long-term, equity-based incentive awards.

The compensation committee establishes base salaries, variable cash incentive awards, and long-term, equity-based incentive awards on a case-by-case basis for each named executive officer taking into account, among other things, individual and company performance, role expertise and experience and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning and best compensation governance practices. The compensation committee does not tie individual compensation to specific target percentiles.

Making Decision and Policies

The compensation committee seeks input and recommendations from our Chief Executive Officer and our Talent Operations team, but makes all executive compensation and benefits determinations without delegation. Our Chief Executive Officer also does not participate in determinations with respect to his own compensation. Compensia provides the compensation committee assistance in satisfying its duties, but Compensia will not undertake a project for management except at the request of the compensation committee chair, in the capacity of the compensation committee’s agent, and where such a project is in direct support of the compensation committee’s charter. The compensation committee assessed the independence of Compensia in 2020, taking into consideration applicable SEC rules and regulations, and NYSE independence factors regarding advisor independence, and believes that there are no conflicts of interest. The major topics covered at each compensation committee meeting are reported to the board of directors.

Tax Implications

The Company considers the effects of Section 162(m) of the Internal Revenue Code, which generally disallows the tax deduction for compensation in excess of $1 million for certain covered individuals. The compensation committee believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore the compensation committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and, in light of the repeal of the performance-based compensation exception to Section 162(m), expects in the future to approve additional compensation that is not deductible for income tax purposes.

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Compensation Committee Report

The following report of the compensation committee shall not be deemed to be “soliciting material” or “filed” with the SEC or to be incorporated by reference into any other filing by Invitae Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and those discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation Committee

Geoffrey S. Crouse, Chair
Eric Aguiar, M.D.
Christine M. Gorjanc

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Summary Compensation Table

The following table sets forth information concerning the total compensation of the following persons, whom we refer to as our named executive officers: our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated individuals who were serving as executive officers of the Company on December 31, 2020 and our Chief Policy Officer and former Chief Operating Officer.

								Non-Equity
				Stock		Option		Incentive Plan		All Other
Name and	Fiscal	Salary		Awards		Awards		Compensation		Compensation	Total
principal position	Year	($)	(1)	($)	(2)	($)	(3)	($)	(4)	($)	($)
Sean E. George, Ph.D.	2020	451,346		3,006,513		423,507		—		—	3,881,365
President and Chief Executive Officer	2019	500,000		2,714,400		2,105,110		166,788		—	5,486,298
	2018	500,000		808,000		925,360		—		—	2,233,360
Shelly D. Guyer	2020	383,644		1,423,933		196,700		—		—	2,004,277
Chief Financial Officer	2019	425,000		2,488,200		—		141,769		—	3,054,969
	2018	425,000		1,010,000		—		—		—	1,435,000
Kenneth D. Knight	2020	250,000		10,760,750		—		—		—	11,010,750
Chief Operating Officer

Katherine A. Stueland	2020	383,644		1,423,933		196,700		—		—	2,004,277
Chief Commercial Officer	2019	403,366		2,488,200		—		141,769		—	3,033,335
	2018	350,000		1,131,200		—		—		—	1,481,200
Thomas R. Brida	2020	348,752		1,424,071		196,700		—		—	1,969,523
General Counsel and Secretary

Lee Bendekgey(5)	2020	383,644		1,423,933		196,700		—		—	2,004,277
Chief Policy Officer and Former Chief Operating Officer	2019	425,000		2,488,200		—		141,769		—	3,054,969
	2018	425,000		1,050,400		—		—		—	1,475,400

(1)	The salary amounts reflect the actual base salary payments earned by our named executive officers in the applicable fiscal year.

(2)	The amounts in this column represent the aggregate fair value of the stock awards computed as of the grant date of each award in accordance with ASC 718, which was determined using the closing price of our common stock on the date of grant. With respect to fiscal 2020 and in addition to the grant of stock options and time-based RSUs, we granted PRSUs as part of the Incentive Plan. The PRSUs were granted and valued on June 12, 2020 at $16.17 per share, the closing price of our common stock on the date of the grant, and assuming the target number of shares would be earned at the end of the 2020 fiscal year performance period. The actual PRSU payouts to our named executive officers were determined on March 12, 2021 at 95% of target based on fiscal 2020 cash burn performance. With respect to fiscal 2020, the amounts shown for the PRSUs represent performance at target. See the section entitled “Compensation Discussion and Analysis” for a more complete description of the PRSUs granted during fiscal 2020.

(3)	The amounts in this column represent the aggregate fair value of the option awards computed as of the grant date of each award in accordance with ASC 718 for financial reporting purposes, rather than amounts paid to or realized by the individual. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options. There can be no assurance that option awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with ASC 718.

(4)	The amounts in this column represent the annual cash incentive awards paid under the Incentive Plan for performance during fiscal 2019.

(5)	Mr. Bendekgey became our Chief Policy Officer in June 2020. Prior to that, Mr. Bendekgey served as our Chief Operating Officer since June 2017.

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Grants of Plan-Based Awards Table

The following table presents information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended December 31, 2020:

		Estimated Future Payouts					All Other
		Under Equity Incentive Plan			All Other		Option
		Awards(1)			Stock		Awards:		Exercise	Grant Date
					Awards:		Number of		or Base	Fair Value
					Number of		Securities		Price of	of Stock
					Shares of		Underlying		Option	and Option
	Grant	Threshold	Target	Maximum	Stock or Units		Options		Awards	Awards
Name	Date	($)	($)	($)	(#)	(2)	(#)	(3)	($/Share)	($)
Sean E. George, Ph.D.	6/12/2020	26,718	56,250	56,250	—		—		—	909,563
	6/12/2020	—	—	—	126,550		—		—	2,046,314
	6/12/2020	—	—	—	—		42,200		16.17	423,507
	9/3/2020	—	—	—	1,475		—		—	50,637
Shelly D. Guyer	6/12/2020	12,468	26,250	26,250	—		—		—	424,463
	6/12/2020	—	—	—	59,150		—		—	956,456
	6/12/2020	—	—	—	—		19,600		16.17	196,700
	9/3/2020	—	—	—	1,253		—		—	43,015
Kenneth D. Knight(4)	8/4/2020	—	—	—	75,000		—		—	2,483,250
	8/4/2020	—	—	—	250,000		—		—	8,277,500
Katherine A. Stueland	6/12/2020	12,468	26,250	26,250	—		—		—	424,463
	6/12/2020	—	—	—	59,150		—		—	956,456
	6/12/2020	—	—	—	—		19,600		16.17	196,700
	9/3/2020	—	—	—	1,253		—		—	43,015
Thomas R. Brida	6/12/2020	12,468	26,250	26,250	—		—		—	424,463
	6/12/2020	—	—	—	59,150		—		—	956,456
	6/12/2020	—	—	—	—		19,600		16.17	196,700
	9/3/2020	—	—	—	1,257		—		—	43,153
Lee Bendekgey	6/12/2020	12,468	26,250	26,250	—		—		—	424,463
	6/12/2020	—	—	—	59,150		—		—	956,456
	6/12/2020	—	—	—	—		19,600		16.17	196,700
	9/3/2020	—	—	—	1,253		—		—	43,015

(1)	These PRSUs were approved by the board of directors on June 12, 2020 as part of the Incentive Plan and actual PRSU payouts were determined on March 12, 2021 at 95% of target based on fiscal 2020 cash burn performance. The awards vest annually over 2 years in equal installments on March 12, 2021 and March 12, 2022. The fair value of the PRSUs is based on the closing price of our common stock on June 12, 2020, the date the Incentive Plan was approved, and the target number of PRSUs.

(2)	These RSUs were approved by the board of directors on the grant date indicated as part of the Incentive Plan. The awards vest annually over 3 years in equal installments on the first, second and third anniversaries of the grant date, unless otherwise indicated. The fair value of the RSUs is based on the closing price of our common stock on the grant date.

(3)	These options were granted pursuant to the 2015 Stock Incentive Plan (the “2015 Stock Plan”) on June 12, 2020 and have a 10-year term in which 25% of the shares vest on the first anniversary of the grant date and 1/48th of the shares pursuant to the grant vest monthly thereafter for 36 months.

(4)	The award of 75,000 RSUs to Mr. Knight vests over 1 year, with the first half of such shares vesting on December 15, 2020 and the second half of such shares to vest on June 15, 2021. The award of 250,000 RSUs to Mr. Knight vests annually over 3 years in equal installments on May 15, 2021, May 15, 2022 and May 15, 2023.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2020:

		Option Awards					Stock Awards
											Equity
											Incentive		Equity
											Plan		Incentive
											Awards:		Plan
											Number		Awards:
											of		Market
							Number				Unearned		or Payout
		Number of	Number of				of Shares				Shares,		Value of
		Securities	Securities				or Units		Market Value		Units or		Unearned
		Underlying	Underlying				of Stock		of Shares or		Other		Shares, Units
		Unexercised	Unexercised	Option			that		Units of Stock		Rights that		or Other
		Options	Options	Exercise	Option		have not		that have not		have Not		Rights That
		Exercisable	Unexercisable	Price	Expiration		Vested		Vested		Vested		Have Not
Name	Date Granted	(#)	(#)	($)	Date		(#)		($)	(3)	(#)		Vested ($)	(3)
Sean E. George, Ph.D.	6/12/2020	—	42,200	16.17	06/12/30	(5)	126,550	(7)	5,291,056		56,250	(1)	2,351,813
	5/2/2019	57,395	87,605	24.16	05/02/29	(5)	—		—		—		—
	7/14/2019	—	—	—	—		66,714	(2)	2,789,312		—		—
	6/22/2018	125,000	75,000	8.08	06/22/28	(5)	33,334	(6)	1,393,695		—		—
	2/3/2017	242,121	10,527	9.06	02/03/27	(5)	—		—		—		—
	3/31/2016	70,000	—	10.23	03/31/26	(4)	—		—		—		—
	8/4/2015	180,000	—	9.90	08/04/25	(4)	—		—		—		—
	10/15/2014	45,000	—	8.70	10/15/24	(4)	—		—		—		—
	2/28/2014	50,000	—	3.42	02/28/24	(4)	—		—		—		—
	11/16/2012	23,333	—	1.26	11/16/22	(4)	—		—		—		—
Shelly D. Guyer	6/12/2020	—	19,600	16.17	06/12/30	(5)	59,150	(7)	2,473,062		26,250	(1)	1,097,513
	7/14/2019	—	—	—	—		61,156	(2)	2,556,932		—		—
	6/22/2018	—	—	—	—		41,667	(6)	1,742,097		—		—
	6/12/2017	87,500	12,500	9.18	06/12/27	(5)	—		—		—		—
Kenneth D. Knight	8/4/2020	—	—	—	—		37,500	(8)	1,567,875		—		—
	8/4/2020	—	—	—	—		250,000	(9)	10,452,500		—		—
Katherine A. Stueland	6/12/2020	—	19,600	16.17	06/12/30	(5)	59,150	(7)	2,473,062		26,250	(1)	1,097,513
	7/14/2019	—	—	—	—		61,156	(2)	2,556,932		—		—
	6/22/2018	—	—	—	—		46,667	(6)	1,951,147		—		—
	3/31/2016	40,000	—	10.23	03/31/26	(4)	—		—		—		—
	9/9/2015	30,000	—	10.94	09/09/25	(4)	—		—		—		—
	10/15/2014	4,666	—	8.70	10/15/24	(4)	—		—		—		—
	2/28/2014	833	—	3.42	02/28/24	(4)	—		—		—		—
	1/16/2014	7,333	—	3.42	01/16/24	(4)	—		—		—		—
Thomas R. Brida	6/12/2020	—	19,600	16.17	06/12/30	(5)	59,150	(7)	2,473,062		26,250	(1)	1,097,513
	7/14/2019	—	—	—	—		52,816	(2)	2,208,237		—		—
	6/22/2018	—	—	—	—		28,334	(6)	1,184,645		—		—
	3/31/2016	2,100	—	10.23	03/31/26	(4)	—		—		—		—
	2/1/2016	9,000	—	7.01	02/01/26	(4)	—		—		—		—
Lee Bendekgey	6/12/2020	—	19,600	16.17	06/12/30	(5)	59,150	(7)	2,473,062		26,250	(1)	1,097,513
	7/14/2019	—	—	—	—		61,156	(2)	2,556,932		—		—
	6/22/2018	—	—	—	—		43,334	(6)	1,811,795		—		—
	3/31/2016	65,625	—	10.23	03/31/26	(4)	—		—		—		—
	8/4/2015	49,245	—	9.90	08/04/25	(4)	—		—		—		—

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(1)	Represents the target number of PRSUs approved by our board of directors on June 12, 2020 as part of the Incentive Plan and actual PRSU payouts were approved by the compensation committee on March 12, 2021 at 95% of target based on fiscal 2020 revenue performance. One half of the awards vested on March 12, 2021 and the remainder will vest on the first anniversary thereof, subject to continued service.

(2)	Represents actual PRSU payouts based on fiscal 2019 revenue performance. The awards vest in three equal installments, with one third of the total award vesting on each of March 12, 2020, 2021 and 2022, subject to continued service.

(3)	The aggregate dollar value is calculated using the closing price of our common stock on December 31, 2020, the last trading day of fiscal 2020, of $41.81.

(4)	The option is fully vested.

(5)	The option vests as to 25% of the shares on the one-year anniversary of the grant date and 1/48th of the shares vest each month thereafter over the remaining three years, subject to continued service.

(6)	The RSUs vest in three equal installments, with one third of the total award vesting on each of August 15, 2019, 2020 and 2021, subject to continued service.

(7)	The RSUs vest in three equal installments, with one third of the total award vesting on each of June 12, 2021, 2022 and 2023, subject to continued service.

(8)	The RSUs vest in two equal installments, with one half of the total award already vested on December 15, 2020 and the other half reflected above vesting on June 15, 2021, subject to continued service.

(9)	The RSUs vest in three equal installments, with one third of the total award vesting on each of May 15, 2021, 2022 and 2023, subject to continued service.

Potential Payments upon Termination or Change in Control

In April of 2021, our board of directors approved change in control and severance agreements for our named executive officers. These agreements provide for customary change in control and severance benefits which were recommended by the compensation committee’s independent compensation consultant and are competitive with our peer group.

Each agreement provides that, upon a change in control, performance-based equity awards will be deemed achieved at target for any unfinished performance period, will convert to time-vesting at target, and will continue to vest in accordance with any service-based vesting condition specified in the award agreement, subject to acceleration upon an involuntary termination within three months prior to or 12 months following the change in control.

In addition, each agreement provides that if the named executive officer is terminated by us without cause or is otherwise involuntarily terminated, as such terms are defined in the agreement, within three months prior to or 12 months following a change in control, the named executive officer will be entitled to receive (i) a lump sum cash severance payment equal to 100% (150% for our CEO) of the named executive officer’s annual base salary, (ii) any earned but unpaid annual bonus, (iii) a lump sum cash payment equal to 12 months (18 months for our CEO) of COBRA premiums, and (iv) acceleration of vesting as to 100% of the executive’s then outstanding unvested equity awards subject to time-based vesting.

Under the change in control and severance agreements, each named executive officer is also entitled to severance if the named executive officer is terminated without cause or otherwise involuntarily terminated other than in connection with a change in control. Specifically, each named executive officer is entitled to (i) a lump sum cash payment equal to 100% (150% for our CEO) of the named executive officer’s annual base salary, (ii) any earned but unpaid annual bonus, and (iii) a lump sum payment equal to 12 months (18 months for our CEO) of COBRA premiums. Payment of such severance benefits is subject to the named executive officer’s execution and delivery of an effective release of claims.

Should any portion of a named executive officer’s severance or other benefits constitute a “parachute payment” under Section 280G of the Internal Revenue Code, and therefore become subject to an excise tax under Section 4999 of the Internal Revenue Code, then such named executive officer shall receive the better of (i) the full amount of the severance and other benefits under the severance and change in control agreement or (ii) a lesser amount of the severance and other benefits such that no portion of such benefits is subject to an excise tax, in each case on an after-tax basis. We do not “gross up” our named executive officers for any 280G related excise taxes.

Option Exercises and Stock Vested Table

The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards by each of our named executive officers for the fiscal year ended December 31, 2020:

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on	Value Realized		Acquired on	Value Realized
	Exercise	On Exercise		Vesting	on Vesting
Name	(#)	($)	(1)	(#)	($)	(2)
Sean E. George, Ph.D.	15,000	625,900		127,107	2,416,205
Shelly D. Guyer	—	—		88,527	1,902,490
Kenneth D. Knight	—	—		37,500	1,899,000
Katherine A. Stueland	—	—		96,180	2,096,311
Thomas R. Brida	—	—		61,893	1,302,261
Lee Bendekgey	113,463	2,072,968		93,828	2,012,408

(1)	Represents a cash exercise of the option for which we calculated the value realized based on the difference between the fair market value of our common stock on the date of exercise minus the exercise price of the option.

(2)	Value realized upon vesting of RSUs is computed by multiplying the number of shares of common stock underlying RSUs that vested by the closing price of our common stock on the vesting date.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Sean E. George, our Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified our median compensated employee from 1,582 full-time and part-time workers who were included as employees on our payroll records as of December 31, 2020 based on year-to-date base salary, bonus, commissions and equity as included in their W-2 forms, with conforming adjustments for employees who were hired during that period but did not work the full 12 months. We excluded from the population of employees 428 employees of ArcherDX, LLC that was acquired in Q4 2020, and also the following number of employees from our foreign subsidiaries: Australia (4), Brazil (1), Canada (13), European Union (17), and Israel (4).

The 2020 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $3,881,365, as reported in the Summary Compensation Table of this Proxy Statement. The 2020 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $139,780. The ratio of our CEO’s annual total compensation to our median employee’s total annual compensation for fiscal year 2020 is 28 to 1.

Equity Compensation Plan Information

The following table summarizes the number of shares of common stock to be issued upon the exercise of outstanding options, warrants and rights granted to our employees, consultants and directors, as well as the number of shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2020.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	11,732,779	(1)	$ 7.75	8,256,616	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	11,732,779		$ 7.75	8,256,616

(1)	Excludes 23,044,344 shares issuable pursuant to transactions and includes 246,359 shares issuable upon exercise of Series F warrants. The weighted average exercise price in column (b) does not take into account these RSUs and PRSUs.

(2)

Represents 7,361,860 shares available for future issuance under the 2015 Stock Plan and 894,756 shares available for future issuance under our Employee Stock Purchase Plan (the “ESPP”) as of December31, 2020. No shares of common stock are available for future issuance under our 2010 Stock Plan other than to satisfy the exercise of stock options granted under that plan prior to its termination upon the closing of our initial public offering in February 2015.

The 2015 Stock Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2016, equal to the lesser of (x) 4% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (y) if our board of directors acts prior to the first day of the fiscal year, such lesser amount that our board of directors determines for purposes of the annual increase for that fiscal year. As of January1, 2021, the 2015 Stock Plan was increased by 7,435,426 shares pursuant to such evergreen provision.

The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock available for purchase under such plan shall be increased on the first day of each year beginning in 2016, equal to the lesser of (x) 1% of the number of shares of common stock outstanding on such date or (y) a lesser amount determined by our board of directors. As of January1, 2021, the ESPP was increased by 1,858,856 shares pursuant to such evergreen provision.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 9, 2021, which is the record date for the Annual Meeting (the “Record Date”), as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the Summary Compensation Table, (3) each of our directors and director nominees and (4) all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of our common stock beneficially owned is based on 197,914,561 shares of common stock outstanding as of April 9, 2021, the Record Date for the Annual Meeting. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable, or RSUs that vest, in each case, within 60 days of April 9, 2021, and Convertible Preferred Stock (as defined in footnote 14 below) that is convertible at the option of the stockholder. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as otherwise set forth in footnotes to the table below, the address of each of the persons listed below is c/o Invitae Corporation, 1400 16th Street, San Francisco, California 94103.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
Named Executive Officers and Directors:
Sean E. George, Ph.D.(1)	1,326,712	*
Shelly D. Guyer(2)	225,408	*
Kenneth D. Knight(3)	107,482	*
Katherine A. Stueland(4)	177,580	*
Thomas R. Brida(5)	135,377	*
Lee Bendekgey(6)	218,040	*
Eric Aguiar, M.D.(7)	20,000	*
Geoffrey S. Crouse(8)	91,759	*
Christine M. Gorjanc(9)	75,000	*
Kimber D. Lockhart	—	—
Chitra Nayak(10)	40,833	*
Jason W. Myers, Ph.D(11)	1,022,256	*
All current executive officers and directors as a group (13 persons)(12)	3,695,068	1.9%
5% Stockholders:
ARK Investment Management LLC(13)	27,001,138	13.6%
Baker Bros. Advisors LP and affiliated entities(14)	15,649,182	7.9%
The Vanguard Group and affiliated entities(15)	15,099,376	7.6%
Casdin Capital, LLC and affiliated entities(16)	12,298,038	6.2%
Sumitomo Mitsui Trust Holdings, Inc. and affiliated entities(17)	11,255,614	5.7%

*	Represents beneficial ownership of less than 1%.
(1)	Includes options to purchase 814,001 shares of common stock that are exercisable within 60 days of April 9, 2021.
(2)	Includes options to purchase 97,916 shares of common stock that are exercisable within 60 days of April 9, 2021.
(3)	Includes 83,333 RSUs vesting within 60 days of April 9, 2021.
(4)	Includes options to purchase 73,633 shares of common stock that are exercisable within 60 days of April 9, 2021.

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(5)	Includes options to purchase 11,100 shares of common stock that are exercisable within 60 days of April 9, 2021.
(6)	Includes options to purchase 94,870 shares of common stock that are exercisable within 60 days of April 9, 2021.
(7)	Includes options to purchase 20,000 shares of common stock that are exercisable within 60 days of April 9, 2021.
(8)	Includes options to purchase 72,500 shares of common stock that are exercisable within 60 days of April 9, 2021.
(9)	Includes options to purchase 75,000 shares of common stock that are exercisable within 60 days of April 9, 2021.
(10)	Includes options to purchase 40,833 shares of common stock that are exercisable within 60 days of April 9, 2021.
(11)	Includes options to purchase 922,256 shares of common stock that are exercisable within 60 days of April 9, 2021.
(12)	Includes an aggregate of options to purchase 2,345,458 shares of common stock that are exercisable and 83,333 RSUs vesting within 60 days of April 9, 2021, including 123,170 shares of common stock, options to purchase 94,870 shares of common stock that are exercisable within 60 days of April 9, 2021 owned by Lee Bendekgey, our former Chief Operating Officer, who is no longer an executive officer.
(13)	According to Amendment No. 5 to Schedule 13G filed on February 16, 2021 by ARK Investment Management LLC (“ARK”), ARK has sole voting power with respect to 23,858,013 of the shares, sole dispositive power with respect to 27,001,138 of the shares and shared voting power with respect to 2,155,092 of the shares. The principal address for ARK is 3 East 28th Street, 7th Floor, New York, NY 10016.
(14)	According to Amendment No. 3 to Schedule 13G filed jointly on February 16, 2021 (“Amendment No. 3”), by Baker Bros. Advisors LP (“Adviser”), Baker Bros. Advisors (GP) LLC (“Adviser GP”), Felix J. Baker and Julian C. Baker, Adviser has sole voting and dispositive power with respect to 15,774,095 shares held by the following limited partnerships (collectively, the “Funds”): Baker Brothers Life Sciences, L.P. (“Life Sciences”); and 667, L.P. (“667”). Of the 15,774,095 shares, 14,501,842 shares are held by Life Sciences; and 1,272,253 shares are held by 667. Adviser is the investment advisor of the Funds and has voting and investment power with respect to the shares of common stock held by the Funds. The Adviser GP, Felix J. Baker and Julian C. Baker as managing members of the Adviser GP, and the Adviser may be deemed to be beneficial owners of securities directly held by the Funds, and may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. The 15,774,095 shares included an aggregate of 124,913 shares of our convertible preferred stock (the “Convertible Preferred Stock”) held by the Funds, which shares are only convertible to the extent that after giving effect to such conversion the holders thereof, together with their affiliates and any member of a Section 13(d) group, would beneficially own, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) no more than 9.99% of the outstanding shares of our common stock (the “Beneficial Ownership Limitation”). As a result of the Beneficial Ownership Limitation, the number of shares that may be issued upon conversion of shares of Convertible Preferred Stock by the holders may change depending upon changes in the outstanding shares of our common stock. The Beneficial Ownership Limitation may be increased or decreased to any other percentage at the holder’s election upon 61 days’ notice delivered to the Company. The principal address for the entities affiliated with Adviser is 860 Washington Street, 3rd Floor, New York, NY 10014.
(15)	According to Amendment No. 1 to Schedule 13G filed on February 10, 2021 by The Vanguard Group (“Vanguard”), Vanguard, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and has shares voting power with respect to288,189 of the shares, sole dispositive power with respect to 14,692,911 of the shares, and shared dispositive power with respect to 406,465 of the shares. Vanguard is considered and investment adviser. The principal address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(16)	According to Amendment No. 1 to Schedule 13G filed jointly on February 11, 2021 by Casdin Capital, LLC (“Casdin Capital”), Casdin Partners Master Fund, L.P. (“Casdin LP”), Casdin Partners GP, LLC (“Casdin LLC”) and Eli Casdin, Casdin Capital and Eli Casdin have shared voting and dispositive power with respect to 12,298,038 of the shares, and Casdin LP and Casdin LLC have shared voting and dispositive power with respect to 12,159,586 of the shares. The principal address for the entities and individual affiliated with Casdin Capital is 1350 Avenue of the Americas, Suite 2600, New York, New York 10019.
(17)	According to Amendment No. 1 to Schedule 13G filed jointly on February 5, 2021 by Sumitomo Mitsui Trust Holdings, Inc. (“SMTH”) and Nikko Asset Management Co., Ltd. (“NAM”), and Amendment No. 1 to Schedule 13G filed on February 11, 2021 by Nikko Asset Management Americas, Inc. (“Nikko”), SMTH and NAM have shared voting and dispositive power with respect to all shares listed in the table and Nikko has shared voting power with respect to 9,368,479 of the shares and shared dispositive power with respect to all shares listed in the table. The shares reported by each of SMTH and NAM, as parent holding companies, are owned, or may be deemed to be beneficially owned by their subsidiary Nikko, which is classified as an investment adviser. The shares reported by Nikko, as subsidiary to SMTH and NAM, are owned, or may be deemed to be beneficially owned, by SMTH and NAM. The principal address for SMTH is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan. The principal address for NAM is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan. The principal address for Nikko is 605 Third Avenue, 38th Floor, New York, NY 10158.

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Report of the Audit Committee

The audit committee operates under a written charter adopted by the board of directors. A link to the audit committee charter is available on our website at www.invitae.com. All members of the audit committee meet the independence standards established by the NYSE.

In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.

Within this framework, the audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2020. The audit committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Audit Committee

Christine M. Gorjanc, Chair

Geoffrey S. Crouse

Kimber D. Lockhart

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PROPOSAL 2

Non-Binding Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2020 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on us, our board of directors or the compensation committee of the board. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we will ask our stockholders to vote for the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 3

Ratification of Appointment of Independent Registered Public Accounting Firm

The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Ernst & Young LLP has audited our financial statements since 2013. Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the fees billed by Ernst & Young LLP for audit and other services rendered:

	Year ended December 31,
	2020	2019
(In thousands)	($)	($)
Audit Fees(1)	2,545	2,273
Audit-related Fees(2)	1,442	901
Tax Fees	—	—
All Other Fees(3)	90	—
	4,077	3,174

(1)	Audit fees include fees and out-of-pocket expenses, whether or not yet invoiced, for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, as well as services in connection with regulatory filings or engagements.
(2)	Audit-related fees consist of fees incurred for procedures in connection with acquisitions and consultation regarding financial accounting and reporting matters.
(3)	All other fees consist of the cost of our subscription to an accounting research tool provided by Ernst & Young LLP.

Pre-approval Policies and Procedures

In connection with our initial public offering, our audit committee established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL 4

Stockholder Proposal Regarding Proxy Access

In accordance with SEC rules, we have set forth below a stockholder proposal, along with a supporting statement, exactly as submitted by James McRitchie. Mr. McRitchie has notified us that he is the beneficial owner of 78 shares of Invitae’s common stock and intends to present the following proposal at the 2021 Annual Meeting. Mr. McRitchie’s address is 9295 Yorkship Court, Elk Grove, CA 95758. The stockholder proposal will be required to be voted upon at the 2021 Annual Meeting only if properly presented. The stockholder proposal and supporting statement is shown below and outlined by a box to distinguish it from statements of the Company.

Stockholder Proposal and Supporting Statement - Proposal 4 – Shareholder Proxy Access

Resolved: Shareholders of Invitae Corporation (“Company”) request that our board of directors take the steps necessary to enable as many shareholders as may be needed to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to enable shareholder proxy access with the following provisions:

Nominating shareholders and groups must have owned at least 3% of the outstanding shares of common stock of the Company continuously for a period of at least 3-years. Such shareholders shall be entitled to nominate a total of up to 25% of the number of authorized directors.

Supporting Statement: Proxy access for shareholders enables shareholders to put competing director candidates on the company ballot to see if they can get more votes than some of management’s director candidates. A competitive election is good for everyone. This proposal can help ensure that our management will nominate directors with outstanding qualifications in order to avoid giving shareholders a reason to exercise their right to use proxy access.

Under this proposal it is likely that the number of shareholders who participate in the aggregation process would still be a modest number due to the administrative burden on shareholders to qualify as one of the aggregation participants. Plus, it is easy for management to reject potential aggregating shareholders because the administrative burden on shareholders leads to a number of potential technical errors by shareholders that management can readily detect.

Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms. Proxy access has been adopted by 580 major companies, including 75% of the S&P 500, since 2015. Adoption of this proposal will make our Company more competitive in its corporate governance.

This proposal should be seen in the context that shareholders cannot elect all directors annually, remove directors without “cause,” call a special meeting, or to act by written consent. Additionally, a supermajority vote is required to change provisions.

Enhance Shareholder Value, Vote FOR Shareholder Proxy Access – Proposal 4

NOTE: The graphic above was submitted as part of the stockholder’s proposal.

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Invitae’s Statement in Opposition to Proposal No. 4

Our board of directors recommends a vote AGAINST Proposal No. 4.

Invitae believes that the proposal is unnecessary because stockholders already have an effective mechanism for proxy access. Our board of directors amended our Bylaws in March 2021 to add a proxy access provision, which our board believed was in the best interests of Invitae and its stockholders. As a result, our board of directors has concluded that adoption of this proposal is unnecessary and not in the best interests of stockholders. Accordingly, our board of directors unanimously recommends a vote AGAINST this proposal for the following reasons.

Invitae’s existing proxy access framework reflects careful consideration by our board of directors and is consistent with overwhelming market practice.

After careful consideration of varying viewpoints offered by our stockholders and engaging with governance experts and advisors to discuss evolving market practices, our board of directors adopted a proxy access bylaw provision in March 2021 that it believes is industry standard. The existing Bylaws permits a stockholder, or a group of up to 20 stockholders, owning at least 3% of Invitae’s outstanding shares of common stock continuously for at least three years, to nominate and include in Invitae’s annual proxy materials director nominees constituting up to the greater of 2 persons or 20% of the board (rounded down to the nearest whole number), provided that the stockholder(s) and nominee(s) satisfy the procedural and eligibility requirements specified in our Bylaws.

Invitae’s existing proxy access bylaw provision is well within the mainstream of public company practices and shares similar features with the proxy access bylaws of many other companies. Allowing groups of up to 20 stockholders to aggregate their stock ownership in order to satisfy the minimum ownership threshold is consistent with the approach taken by more than 90% of companies that have adopted proxy access since 2015. This overwhelming consensus reflects the belief that capping nominating groups at 20 stockholders strikes the appropriate balance between empowering stockholders to effectively utilize proxy access, while limiting the administrative burden and related company expense that would come from groups of a larger size. Similarly, 75% of companies that have adopted proxy access since 2015 have provided for a limit on proxy access nominees of the greater of 2 or 20% of the board, and another 14% of companies have provided for a limit of 20% of the board.

Invitae believes the current proxy access framework already provides a large number of our stockholders with the right to utilize proxy access.

Based on Invitae’s current stockholder base, any of our nine largest stockholders acting alone could satisfy the 3% ownership requirement. Any of our top 59 stockholders could form a group of 20 that would satisfy the 3% threshold. Any of our smaller stockholders could nominate directors through proxy access by partnering with larger stockholders. The current 20-stockholder limit already allows for numerous combinations of small, medium and large stockholders that could satisfy the 3% ownership requirement. Since the current 20-stockholder aggregation limit does not serve as a barrier for stockholders to participate in proxy access, Invitae believes that eliminating the stockholder aggregation limit entirely would not provide our stockholders with a meaningful new right.

Increasing the number of proxy access nominees and allowing unlimited stockholder nominating group aggregation may be harmful to Invitae and its stockholders.

Invitae has a small board of directors (currently seven members) compared to many public companies. If approved, this proposal could have negative unintended consequences, putting Invitae and stockholder value at risk. The key features of the stockholder proposal are the same as Invitae’s existing proxy access bylaw except that the proposal seeks to (i) set the number of process access nominees at 25% of the board and (ii) allow an unlimited stockholder nominating group size. Invitae believes increasing the potential level of board representation to 25% of the board and removing any limit on the size of the stockholder nominating group could have unintended effects that could negatively impact stockholder value, including providing disproportionate representation on the board by a larger than market standard number of proxy access nominees; promoting the use of proxy access to lay the groundwork for effecting a change of control; encouraging the pursuit of special interests at the expense of a holistic, long-term strategic view; or otherwise disrupting the effective functioning of our board of directors.

Moreover, our board of directors believes the existing proxy access framework strikes an appropriate balance between making proxy access available to stockholders and creating an undue burden and expense on Invitae to the detriment of its stockholders. As a necessary part of the proxy access process, Invitae is required to collect and verify information submitted by each nominating group member. This process diverts Company time and resources away from primary business functions. Our board of directors therefore elected to set a reasonable limit on the size of a stockholder nominating group to alleviate any potentially unreasonable resource constraint introduced by this process. The current proposal would expose Invitae to a potentially unreasonable administrative burden that would waste corporate resources and would not serve the interests of our stockholders.

Given our board of directors’ continuing commitment to stockholder engagement and responsiveness, as evidenced by our previous adoption of a market standard proxy access framework, and the potential unreasonable costs and burdens that would result in the absence of an aggregation limit, our board of directors believes that modifying our proxy access framework to align with the stockholder proposal is unnecessary, unwarranted and potentially detrimental to stockholder value.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL (PROPOSAL 4).

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PROPOSAL 5

Stockholder Proposal Regarding Majority Voting in Uncontested Director Elections

In accordance with SEC rules, we have set forth below a stockholder proposal, along with a supporting statement, exactly as submitted by Myra K. Young. Ms. Young has notified us that she is the beneficial owner of 250 shares of Invitae’s common stock and intends to present the following proposal at the 2021 Annual Meeting. Ms. Young’s address is 9295 Yorkship Court, Elk Grove, CA 95758. The stockholder proposal will be required to be voted upon at the 2021 Annual Meeting only if properly presented. The stockholder proposal and supporting statement is shown below and outlined by a box to distinguish it from statements of the Company.

Stockholder Proposal and Supporting Statement - Proposal 5 – Transition to Elect Directors by Majority Vote

Resolved: Shareholders of Invitae Corporation (“Company”) request the Board of Directors amend our Company’s policies, articles of incorporation and/or bylaws to provide that director nominees be elected by the affirmative vote of the majority of votes cast, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats. This proposal includes that a director who receives less than a majority vote be removed as soon as a replacement director can be qualified on an expedited basis. If such a removed director has key experience, they can transition to a consultant or director emeritus. With written justification, the board can set an effective date several years into the future for these changes to take effect.

Supporting Statement: To provide shareholders a meaningful role in director elections, our Company’s current director election standard should transition from a plurality vote standard to a majority vote standard when only board nominated candidates are on the ballot.

Under our Company’s current voting system, a director can be elected if all shareholders oppose the director but one shareholder votes FOR, even by mistake. More than 90% of the companies in the S&P 500 have adopted majority voting for uncontested elections.

In 2019 and 2020 majority shares voted FOR similar proposals at TG Therapeutics, Lipocine, Abeona Therapeutics, Alico, Guidewire Software, Stemline Therapeutics, Caesars Entertainment, RadNet, Gannett, New Residential Investment, Safety Insurance Group, First Community Bancshares, Greenhill, and Advaxis.

Vanguard, one or [sic] our largest shareholders, includes the following in their proxy voting guidance: “If the company has plurality voting, a fund will typically vote for shareholder proposals requiring majority vote for election of directors.” BlackRock’s proxy voting guidelines include the following: “Majority voting standards assist in ensuring that directors who are not broadly supported by shareholders are not elected to serve as their representatives.” Many of our other large shareholders have similar proxy voting policies.

This request should be seen in the context that our Company has a classified board, does not allow shareholders to call special meeting or act by written consent, and requires a supermajority vote to amend certain bylaws. Our board is locked into an outdated governance structure that reduces accountability to shareholders, increasing the likelihood of stagnation. We should not risk Zombies on Board: Investors Face the Walking Dead (https://www.msci.com/www/blog-posts/zombies-on-board-investors- face/02161045315).

To Enhance Shareholder Value, Vote FOR Elect Directors by Majority Vote – Proposal 5

NOTE: The graphic above was submitted as part of the stockholder’s proposal.

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Invitae’s Statement in Opposition to Proposal No. 5

Our board of directors recommends a vote AGAINST Proposal No. 5.

Invitae believes that the proposal is unnecessary because our existing Bylaws already contain a form of majority voting which requires that a director tender his or her irrevocable resignation for our board of directors’ consideration in the event a majority of the votes cast for the director in an uncontested election are marked “against” or “withheld.” As such, our board of directors has concluded that adoption of this proposal is unnecessary and for the reasons described below is not in the best interests of stockholders. Accordingly, our board of directors unanimously recommends a vote AGAINST this proposal for the following reasons.

Invitae’s existing bylaws already contain a form of majority voting provision.

Our existing Bylaws already provide that if a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director must promptly tender his or her irrevocable resignation for the board’s consideration. This is a form of majority voting. If such director’s resignation is accepted by our board of directors, then the board, in its sole discretion, may fill the resulting vacancy in accordance with our Bylaws or may decrease the size of the board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our nominating and governance committee will submit for prompt consideration by our board of directors a recommendation whether to accept or reject the director’s resignation. Our board of directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. In addition, our board of directors’ corporate governance guidelines provide that the board shall nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the board of such resignation.

Our stockholders have historically voted overwhelmingly in favor of electing each of our director nominees in regular elections.

We believe the support historically shown by our stockholders in our director elections is reflective of our good governance practices and company performance. Since the first annual meeting of stockholders after Invitae became public in 2015, each of the director candidates nominated by our board of directors at every annual meeting has received an overwhelming majority of the votes cast in such election. No director has ever failed to receive a majority of the votes cast. In other words, the vast majority of our stockholders, who now can currently express dissatisfaction with an incumbent director’s performance by withholding their vote in the ordinary course, have rarely done so. As such, we do not believe the stockholder proposal would substantively change our voting results.

The current vote standard avoids uncertainty, risks to our director election process and corporate governance complications arising from a “failed election.”

The plurality voting standard for the election of directors, which is the default standard under Delaware law, ensures that we avoid “failed elections” – in which directors fail to receive the requisite votes necessary to be elected – resulting in vacancies on the board. The potential of a failed election presents unnecessary legal uncertainty and risk to our director election process, as vacancies on our board of directors could result in our inability to comply with certain listing requirements of the NYSE or other securities regulations. This includes requirements relating to director independence, committee composition and maintenance of an audit committee member with the requisite financial expertise. A failed election would be particularly problematic for us given the relatively small size of our board of directors. Our current voting standard gives our board of directors flexibility to respond appropriately to stockholder interests without the risk of potential corporate governance complications arising from failed elections.

Our nominating and governance committee extensively evaluates board candidates and stockholders have existing avenues of expressing dissatisfaction with directors.

Our nominating and governance committee is responsible for evaluating and recommending candidates for membership on our board of directors, including director nominees suggested by our stockholders and our board of directors. As part of its review of a potential candidate’s qualifications, the nominating and governance committee considers the candidate’s ability to represent the interests of our stockholders, conducts a background check of all potential candidates to confirm the qualifications and character of the candidate, and evaluates whether a candidate meets the suitability requirements of all relevant regulatory authorities. In addition, as part of its review of an incumbent director’s qualifications for nomination, the nominating and governance committee takes into consideration individual performance, board and committee performance, governance practices, and the results of the most recent election in which such incumbent stood for election to our board of directors. Stockholders can express their dissatisfaction with an incumbent director’s performance by withholding their vote. In addition, stockholders with a meaningful ownership percentage of Invitae’s common stock may nominate or recommend director candidates for election to our board of directors pursuant to our Bylaws.

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Invitae’s strong corporate governance practices promote board accountability and responsiveness to stockholders.

Our board of directors recognizes that it is accountable to Invitae’s stockholders and believes that our current corporate governance practices demonstrate and promote accountability and advance long-term value creation. Invitae’s key substantive stockholder rights and strong corporate governance practices include:

•	Active Stockholder Engagement Program: We regularly engage with our stockholders to solicit their feedback regarding issues including executive compensation and corporate governance.
•	Chair Separate from Chief Executive Officer: Our Chair of the Board, who was selected by the independent directors and is not our Chief Executive Officer, has clearly enumerated powers and authorities, such as chairing meetings of our board of directors and the ability to call meetings of independent directors.
•	Independent Board: Five of our seven directors are independent under NYSE rules and have deep expertise in life sciences, technology, finance, product management, sales leadership and stockholder value creation.
•	Strong Director Succession and Refreshment Practices: Our board of directors is not stale. Excluding our Chief Executive Officer, 50% of our directors have joined the board within the last five years.
•	Diverse Board of Directors: Our board of directors reflects diversity in experience, skills, race, ethnicity, age and gender. 43% of our board members identify as female or an underrepresented minority.
•	No Dual Class: We have a single class of common stock, with equal voting rights (one vote per share).
•	Proxy Access: We have adopted a proxy access right applying corporate best practices, allowing stockholders to include director nominations in our proxy statement.
•	No Stockholder Rights Plan: We do not currently have a stockholder rights plan (poison pill).
•	2020 Say-on-Pay Vote: Invitae’s Say-on-Pay approval rating was 98% of the votes cast in 2020.
•	Annual Board and Committee Self-Evaluations: Through this process, our board of directors annually reviews the qualifications, experiences and contributions of its directors to provide for a board that is comprised of the right mix to achieve Invitae’s strategic goals.
•	Communication with the Board: Stockholders may communicate with any individual director, any board committee, or the full board.

Our board of directors has carefully considered the stockholder proposal proposing a majority voting standard in uncontested elections and does not believe that it is in the best interests of Invitae and its stockholders for the reasons described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL (PROPOSAL 5).

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2020 except as follows: Dr. Myers filed a Form 4 on December 18, 2020 that was required to be filed by December 16, 2020 regarding shares of common stock acquired on December 14, 2020. Mr. Werner filed a Form 4 on November 27, 2020 that was required to be filed by October 7, 2020 regarding shares of common stock acquired on October 5, 2020.

Stockholder Proposals and Business for the 2022 Annual Meeting

Stockholder Proposals for Inclusion in the 2022 Proxy Statement

To be considered for inclusion in the Company’s proxy statement for the 2022 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 29, 2021. Proposals should be sent to our Secretary at Invitae Corporation, 1400 16th Street, San Francisco, California 94103. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement.

Stockholder Director Nominations for Inclusion in the 2022 Proxy Statement

Our Bylaws provide a proxy access provision stating that stockholders who meet the requirements set forth in our Bylaws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the provision, eligible stockholders, or a group of up to 20 stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials a limited number of director nominees constituting up to the greater of (i) two directors or (ii) 20% of the Board (rounded down to the nearest whole number), subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in our Bylaws. To be timely, our Bylaws provide that we must have received any proxy access nominations not more than 150 days nor less than 120 days prior to the anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. For the 2022 annual meeting of stockholders, notice of any proxy access director nominations must be received by our Secretary at the above address between November 29, 2021 and December 29, 2021. Please refer to our Bylaws for a complete description of the proxy access requirements.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2022 Annual Meeting Not Included in the 2022 Proxy Statement

Our Bylaws also establish advance notice procedures for stockholders who wish to nominate an individual for election as a director or to present a proposal at the 2022 annual meeting but do not intend for the nomination or the proposal to be included in our proxy statement. A director nomination or stockholder proposal not included in the proxy statement for the 2022 annual meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the nomination or proposal in writing to our Secretary at the above address. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. For the 2022 annual meeting of stockholders, notice must be received between December 29, 2021 and January 28, 2022. Any such notice must contain the information and conform to the requirements specified in our Bylaws and must be a proper subject for stockholder action under applicable law.

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Other Matters

Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by Internet or telephone.

By Order of the Board of Directors

Thomas R. Brida
General Counsel and Secretary
San Francisco, California
April 28, 2021

Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2020 in writing to our Secretary, Invitae Corporation, 1400 16th Street, San Francisco, California 94103. We will also provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that, as of April 9, 2021, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and exhibits are also available at www.invitae.com.

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Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

Our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone.

In accordance with the rules of the SEC, we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of April 9, 2021, the Record Date. Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid COVID-19 related processing delays.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date, April 9, 2021, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for ten days prior to the Annual Meeting at our offices located at 1400 16th Street, San Francisco, California 94103. Please contact our Secretary by telephone at (415) 374-7782 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available for examination by stockholders during the Annual Meeting using the 16-digit control number included in your proxy materials.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, a stockholder of record. The Notice has been sent directly to you by us.

Beneficial Owner

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

How do I vote?

You may vote using any of the following methods:

By Internet – Stockholders of record may submit proxies by following the Internet voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible. The Internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

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By Telephone – Stockholders of record may submit proxies by following the telephone voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

By Mail – If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” each nominee in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “AGAINST” Proposal 4 and “AGAINST” Proposal 5. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

At the Virtual Meeting – Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/NVTA2021 and using the 16-digit control number included in your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone or mail prior to the meeting so that your vote will be counted if you later decide not to attend the meeting.

INTERNET	TELEPHONE	MAIL	AT THE VIRTUAL MEETING
Stockholders of record may vote online at www.proxyvote.com	Stockholders of record may call toll-free 1-800-690-6903	Follow the instructions in your proxy materials	Visit www.virtualshareholdermeeting.com/NVTA2021 and use the 16-digit control number included in your proxy materials

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by Internet or telephone, you may change your vote or revoke your proxy with a later Internet or telephone proxy, as the case may be. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker and present it to AST at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank or nominee.

How are votes counted?

For Proposal 1, the election of directors, you may vote “FOR” the Class II nominees or your vote may be “WITHHELD” with respect to one or both of the nominees. “WITHHELD” votes will not affect the outcome. Broker non-votes will have no effect.

For each of Proposals 2, 3, 4 and 5, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” An abstention has the same effect as a vote “AGAINST” any of these proposals. Broker non-votes will have no effect.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (i.e., “FOR” each nominee in Proposal 1, “FOR” each of Proposals 2 and 3 and “AGAINST” each of Proposals 4 and 5 and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary voting authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items

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are proposals considered “routine” under the rules of the NYSE, such as the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to this proposal. Except for Proposal 3, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021, all other proposals to be voted on at the Annual Meeting are considered a “non-routine” item for which brokers and nominees do not have discretionary voting power and, therefore, broker non-votes may exist with respect to these proposals. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

What vote is required to approve each item? How does the board recommend that I vote and what is the voting requirement for each of the proposals?

We have a form of majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate. The nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected. If any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” such election, our Bylaws require that such person must promptly tender his or her irrevocable resignation to our board of directors for the board’s consideration. If such director’s resignation is accepted by the board, then our board of directors, in its sole discretion, may fill the resulting vacancy or may decrease the size of the board in accordance with the provisions of our Bylaws.

The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:

Proposal		Board Recommendation	Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)
1	Election of Directors	FOR each nominee	The nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected.	No effect	No Brokers without voting instructions will not be able to vote on this proposal
2	Advisory Vote to approve Executive Compensation	FOR	Non-binding, advisory proposal. We will consider the matter approved if it receives the affirmative “FOR” vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote.	Counted as vote Same effect as votes against	No Brokers without voting instructions will not be able to vote on this proposal
3	Ratification of the Appointment of Ernst & Young LLP	FOR	The affirmative “FOR” vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote.	Counted as vote Same effect as votes against	Yes Brokers without voting instructions will have discretionary authority to vote
4	Stockholder Proposal concerning Proxy Access	AGAINST	The affirmative “FOR” vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote.	Counted as vote Same effect as votes against	No Brokers without voting instructions will not be able to vote on this proposal
5	Stockholder Proposal concerning Majority Voting in Uncontested Director Elections	AGAINST	The affirmative “FOR” vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote.	Counted as vote Same effect as votes against	No Brokers without voting instructions will not be able to vote on this proposal
(1)	As noted below, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.
(2)	Only relevant if you are the beneficial owner of shares held in street name. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

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What constitutes a quorum?

The presence online at the Annual Meeting or represented by proxy, of the holders of a majority of the voting power of common stock issued and outstanding and entitled to vote on the Record Date, will constitute a quorum. As of the close of business on the Record Date, 197,914,561 shares of our common stock were outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?

We have adopted a process for mailing our proxy materials called “householding” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of our proxy materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of our proxy materials at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Secretary, Invitae Corporation, 1400 16th Street, San Francisco, California 94103, or by calling (415) 374-7782. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.

Why are we holding a virtual Annual Meeting?

After careful consideration, in light of the COVID-19 pandemic and to protect the health of our employees, stockholders and the community, the Annual Meeting will again be a completely virtual meeting of stockholders conducted via live audio webcast. In addition, we believe that the virtual meeting format will expand stockholder access and participation. You will not be able to attend the Annual Meeting in person. We currently expect that the 2022 annual meeting of stockholders will be held in person.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/NVTA2021. To participate in, vote or ask questions at the Annual Meeting, you will also need the 16-digit control number, which is included in your proxy materials. If you have any questions about your control number, please contact the broker, bank or nominee that holds your shares. The Annual Meeting will begin promptly at 4:00 p.m., Pacific Time, on Monday, June 7, 2021. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately 3:30 p.m., Pacific Time, on Monday, June 7, 2021.

What if I have technical difficulties accessing or participating in the virtual Annual Meeting?

We will have technicians ready to assist you with technical difficulties you may have accessing, voting at or submitting questions at the Annual Meeting. Please refer to the technical support telephone number posted on the virtual meeting website login page.

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INVITAE CORPORATION
1400 16TH STREET
SAN FRANCISCO, CA 94103

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NVTA2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D50337-P52025 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVITAE CORPORATION

The Board of Directors recommends you vote FOR the following two nominees:

1. Election of Class II directors:

	For	Withhold
1a. Kimber D. Lockhart	☐	☐
1b. Chitra Nayak	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposals:

	For	Against	Abstain
4. Stockholder proposal concerning proxy access.	☐	☐	☐
5. Stockholder proposal concerning majority voting in uncontested director elections.	☐	☐	☐

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2, and Proposal 3, and AGAINST Proposal 4 and Proposal 5.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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D50338-P52025

INVITAE CORPORATION
Proxy for Annual Meeting of Stockholders on June 7, 2021
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Shelly D. Guyer and Thomas R. Brida, each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Invitae common stock which the undersigned would be entitled to vote if present and acting at the Annual Meeting of Stockholders to be held at 4:00 p.m., Pacific Time on June 7, 2021, held virtually at www.virtualshareholdermeeting.com/NVTA2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3, AND AGAINST PROPOSALS 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE